As filed with the Securities and Exchange Commission on March 29, 2010

                                       Investment Company Act File No. 811-22354

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

[ ]  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]  Amendment No. 1

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               GROSVENOR REGISTERED MULTI-STRATEGY FUND (TE), LLC
               (Exact name of Registrant as specified in Charter)

                              One Financial Center
                                Boston, MA 02111
                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (617) 772-3672

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                               Michelle Rhee, Esq.
                  c/o Banc of America Investment Advisors, Inc.
                              One Financial Center
                                Boston, MA 02111
                     (Name and address of agent for service)

                                    COPY TO:
                            Kenneth S. Gerstein, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                               New York, NY 10022

                                EXPLANATORY NOTE

This Registration Statement of Grosvenor Registered Multi-Strategy Fund (TE), LLC (the "Registrant" or the "Fund") has been filed by Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, limited liability company interests in the Registrant ("Interests") are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), since such Interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in the Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the Securities Act and a "qualified client" within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), who are also Permitted U.S. Persons, a U.S. person within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the "Code") that is exempt from payment of U.S. Federal income taxes (a "Tax-Exempt U.S. Person") or an entity, substantially all of the ownership interests in which are held by Tax-Exempt U.S. Persons. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any Interest in the Registrant.

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                       CONTENTS OF REGISTRATION STATEMENT

This Registration Statement contains the following documents:

     Facing Sheet

     Explanatory Note

     Contents of Registration Statement

     Part A

     Part B

     Part C

     Signature Page

     Exhibits

NOTE: It is expected that, subsequent to the date of this filing, Banc of America Investment Advisors, Inc. will transfer all of its investment advisory and related agreements to its affiliate, Bank of America Capital Advisors LLC ("BACA") (the "Transfer"). As a result of the Transfer, BACA will assume all responsibilities for serving as the investment adviser of the Master Fund (defined herein) and as the management services provider to the Fund. The personnel of BACA who will provide services to the Fund and the Master Fund after the Transfer are the same personnel who provided such services prior to the Transfer. Additionally, no changes in the management of the Fund or the Master Fund are expected as a result of the Transfer. Accordingly, as of the date of the Transfer, all references in this Registration Statement to Banc of America Investment Advisors, Inc. are replaced with Bank of America Capital Advisors LLC.

                                     PART A

     Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3. FEE TABLE.

This table describes the fees and expenses of the Fund and the Master Fund that you will pay if you buy and hold Interests. Based on estimates of expenses for the fiscal year ending March 31, 2010.

Investor Transaction Expenses
   Maximum Sales Load (as percentage of offering   2.50%
   price) (1)
Annual Expenses (as a percentage of net assets
   attributable to Interests):
   Management Fee (2)                              1.50%
   Other Expenses (3)                              1.77%
   Acquired Fund (Investment Funds) Fees and
   Expenses (4)                                    5.39%
Total Annual Expenses (5)                          8.66%

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(1) In connection with initial and additional purchases of Interests, investors may be charged a placement fee (sales load) (the "Placement Fee") by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Placement Agent") of up to 2.50% of the investment amount. No Placement Fee is charged to certain types of investors.

(2) Includes the investment advisory fee (the "Advisory Fee") of Grosvenor Registered Multi-Strategy Master Fund, LLC, a Delaware limited liability company that is also registered under the 1940 Act (the "Master Fund"), and the management fee (the "Management Fee") of the Fund, both paid to Banc of America Investment Advisors, Inc., the Master Fund's investment adviser ("BAIA" or the "Adviser"). The Advisory Fee is a monthly fee payable at the annual rate of 1.0% of the average net assets of the Master Fund. The Management Fee is a monthly fee payable at the annual rate of 0.50% of the average net assets of the Fund.

(3) Includes direct expenses of the Fund (other than the Management Fee), including a servicing fee (the "Servicing Fee") paid by the Fund to Merrill Lynch, Pierce, Fenner & Smith, Incorporated (the "Servicing Agent") which provides certain investor and account maintenance services to the Fund. The Servicing Fee is a monthly fee of 0.02083% (0.25% on an annualized basis) of the average net assets of the Fund. Also includes the Fund's PRO RATA share of the Offshore Fund's (as defined below) operating expenses, which includes the Offshore Fund's PRO RATA share of the Master Fund's ordinary operating expenses (other than the Advisory Fee) that are expected to be borne by the Fund for the current fiscal year.

(4) Includes the Fund's share of the ordinary operating expenses of Grosvenor Multi-Strategy Offshore Fund, Ltd., an exempted company incorporated under the laws of the Cayman Islands that is not registered under the 1940 Act or the Securities Act (the "Offshore Fund"), that are expected to be borne by the Fund due to its investment in the Offshore Fund, which includes the Offshore Fund's share of the fees and expenses of the private investment funds ("Investment Funds") in which the Master Fund intends to invest, based upon the anticipated net proceeds from this offering. Fees and expenses of Investment Funds are based on historic fees and expenses. Future Investment Funds' fees and expenses may be higher or lower because certain fees are based on the performance of the Investment Funds, which may fluctuate over time. The amount of the Fund's average net assets used in calculating this percentage was based on anticipated net proceeds of $10 million from the initial offering of Interests.

(5) The Fund is subject to an expense limitation and reimbursement agreement (the "Expense Limitation Agreement") with the Adviser and Grosvenor. Under the terms of the Expense Limitation Agreement, the Adviser and Grosvenor will, subject to possible reimbursement by the Fund as described below, waive fees or pay or absorb expenses of the Fund (including the Fund's share of the ordinary operating expenses of the Offshore Fund, which includes the Offshore Fund's share of the ordinary operating expenses of the Master Fund, but excluding any fees, expenses and incentive allocations of the Investment Funds) to the extent necessary to limit the ordinary operating expenses of the Fund (including the Fund's share of the ordinary operating expenses of the Offshore Fund and the Master Fund, but excluding taxes, interest and related costs of borrowing, brokerage commissions and any extraordinary expenses of the Fund, the Offshore Fund and the Master
     Fund) to 3.27% per annum of the Fund's average monthly net assets (the "Expense Limitation"). The ordinary operating expenses of the Fund and the Master Fund include the Management Fee and the Advisory Fee, respectively. In consideration of the Adviser's and Grosvenor's agreement to limit the Fund's expenses, the Fund will carry forward the amount of fees waived and expenses paid or absorbed by the Adviser and Grosvenor in excess of the Expense Limitation, for a period not to exceed three years from the end of the fiscal year in which the fee was waived or the expense was paid or absorbed, and will reimburse the Adviser and Grosvenor such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's annualized ordinary operating expenses to exceed the Expense Limitation in effect at the time that the fee was waived or the expense was paid or absorbed. The Expense Limitation Agreement will remain in effect until March 31,

     2011 and will automatically continue in effect from year to year thereafter unless terminated by the Adviser, Grosvenor or the Fund.

     The purpose of the table above and the example below is to assist an investor in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly.

                  Example                    1 Year   3 Years   5 Years   10 Years
------------------------------------------   ------   -------   -------   --------
You would pay the following expenses on a
   $1,000 investment in the Fund, assuming
   a 5% annual return:                        $108      $265      $410     $730

     The example above is based on the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown and the actual rate of return may be greater or less than the hypothetical 5% return assumed in the examples.

     The Adviser and Grosvenor generally bear all of their own expenses incurred in providing services to the Master Fund and the Fund, except that the Master Fund reimburses Grosvenor up to $25,000 per year for certain out-of-pocket costs and expenses incurred in connection with the operation of the Master Fund. The Master Fund does not pay any of Grosvenor's allocable overhead.

     The Fund bears its own expenses, and through its investment in the Offshore Fund, indirectly bears a PRO RATA portion of the Offshore Fund's expenses, and, indirectly, through the Offshore Fund's investment in the Master Fund, bears a PRO RATA portion of the Master Fund's fees and expenses not otherwise borne by the Adviser, including, but not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to the select group of alternative asset managers who manage the Investment Funds (the "Investment Managers"), all costs and expenses directly related to portfolio transactions and positions for the Master Fund's account such as direct and indirect expenses associated with the Master Fund's investments, including its investments in Investment Funds, transfer taxes and premiums, taxes withheld on foreign dividends; any interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Fund; audit and tax preparation fees and expenses; administrative expenses and fees; custody and escrow fees and expenses; the costs of an errors and omissions/directors and officers liability insurance policy and a fidelity bond; the Advisory Fee and the Management Fee payable to the Adviser; the Servicing Fee payable to the Servicing Agent; fees and travel-related expenses of the board of directors of the Master Fund who are not employees of the Adviser or any affiliate of the Adviser; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board of Directors of the Fund (the "Board"). While the Offshore Fund does not charge the Fund fees for an investment in the Offshore Fund, the Fund may incur costs on a PRO RATA basis for administrative and such other expenses as may be approved from time to time by the board of directors of the Offshore Fund.

     The Adviser, Grosvenor and the Fund have entered into an Expense Limitation Agreement. Under the terms of the Expense Limitation Agreement, the Adviser and Grosvenor will, subject to possible reimbursement by the Fund as described below, waive fees or pay or absorb expenses of the Fund (including the portion of the Offshore Fund's fees and expenses indirectly borne by the Fund, due to its investment in the Offshore Fund, and the Offshore Fund's share of the ordinary operating expenses of the Master Fund, but excluding any fees, expenses and incentive allocations of the Investment Funds) to the extent necessary to limit the ordinary operating expenses of the Fund (including the Fund's share of the ordinary operating expenses of the Offshore Fund and the Master Fund, but excluding taxes, interest and related costs of borrowing, brokerage commissions and any extraordinary expenses of the Fund, the Offshore Fund and the Master Fund) to 3.27% per annum of the Fund's average monthly net assets. In consideration of the Adviser's and Grosvenor's agreement to limit the Fund's expenses, the Fund will carry forward the amount of fees waived and expenses paid or absorbed by the Adviser and Grosvenor in excess of the Expense Limitation, for a period not to exceed three years from the end of the fiscal year in which the fee was waived or the expense was paid or absorbed, and will reimburse the Adviser and Grosvenor such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's annualized ordinary operating expenses to exceed the Expense Limitation in effect at the time that the fee was waived or the expense was paid or absorbed. The Expense Limitation Agreement will remain in effect until March 31, 2011 and will automatically continue in effect from year to year thereafter unless terminated by the Adviser, Grosvenor or the Fund.

     The Investment Funds bear various expenses in connection with their operations. These expenses are similar to those incurred by the Fund and the Master Fund. The Investment Managers generally charge asset-based management fees to and receive performance-based allocations from the Investment Funds, which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund, the Offshore Fund and the Master Fund. As an investor in Investment Funds, the Master Fund will bear its PRO RATA share of the expenses and fees of the Investment Funds and will also be subject to performance allocations to the Investment Managers. The Fund will bear its PRO RATA of its share of such expenses and fees by virtue of its investment in the Offshore Fund, which will bear its PRO RATA share of these expenses and fees incurred from its investment in the Master Fund.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

     The Fund is a closed-end, diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on October 26, 2009. The Master Fund is a closed-end, diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on July 12, 2002. Interests in the Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in the Fund may be made only by "accredited investors," as defined in Regulation D under the Securities Act, that have a net worth at the time of subscription of more than $1.5 million (or such greater amount as may be required by applicable law or by the Board of Directors, in its sole discretion) and persons who have at least $750,000 under the Adviser's or its affiliates' management, including any amount invested in the Fund, who are also Permitted U.S. Persons or an entity, substantially all of the ownership interests in which are held by Tax-Exempt U.S. Persons. The relevant investor qualifications for initial and subsequent subscriptions by investors will be set forth in a subscription agreement that must be completed by each prospective investor. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

     Banc of America Investment Advisors, Inc. ("BAIA" or the "Adviser") is the Master Fund's investment adviser and the management services provider of the Fund and the Offshore Fund. The Adviser has retained Grosvenor Capital Management, L.P., an Illinois limited partnership ("Grosvenor"), as the subadviser of the Master Fund.

     INVESTMENT OBJECTIVES AND PRACTICES

     The Fund's primary investment objectives are to provide investors (i) an attractive, long-term rate of return, on an absolute as well as a risk-adjusted basis, (ii) low performance volatility and (iii) minimal correlation with the equity and fixed income markets. In pursuing its investment objectives, the Fund will invest substantially all of its assets in the Offshore Fund. The Offshore Fund will, in turn, invest substantially all of its assets in Grosvenor Registered Multi-Strategy Master Fund, LLC (the "Master Fund"), a Delaware limited liability company that is also registered under the 1940 Act. The Master Fund and the Offshore Fund have the same investment objectives and substantially the same investment policies as those of the Fund. This form of investment structure is commonly known as a "master/feeder fund" arrangement. The Adviser serves as investment adviser of the Master Fund and as the management services provider to the Fund and the Offshore Fund.

     The Master Fund employs a multi-strategy, multi-manager investment strategy premised on the risk control benefits of diversification and the value of a hedged investment approach. The Master Fund seeks diversification by investing in Investment Funds that (i) pursue non-traditional investment strategies and
(ii) are expected to exhibit a low degree of performance correlation, not only with broad market indices but also with each other. These Investment Funds are managed by selected Investment Managers who specialize in the chosen strategies. The Master Fund generally invests in between 25 and 50 Investment Funds.

     Investment Managers are selected by Grosvenor on the basis of various criteria, as described further below. Investment Managers selected by Grosvenor generally conduct their investment programs through Investment Funds. Generally, Investment Funds are private investment funds that have investors other than the Master Fund. The Master Fund currently intends to invest its assets primarily in Investment Funds.

     The Master Fund allocates its assets among Investment Managers that utilize a variety of investment strategies. It is expected that the Investment Funds in which the Master Fund invests will not be registered under the 1940 Act.

     The Investment Managers utilized by the Master Fund may invest and trade in a wide range of instruments and markets and may pursue various investment strategies. The Investment Managers may use various investment techniques for hedging and non-hedging purposes. For example, an Investment Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions. The use of these techniques may be an integral part of an Investment Manager's investment program, and involve certain risks. The Investment Managers may use leverage, which also entails risk. The Investment Funds in which the Master Fund invests are not subject to the investment restrictions of the Fund or the Master Fund and, unless registered under the 1940 Act, are not subject to any of the investment limitations imposed by the 1940 Act.

     The investment objectives of the Fund are not fundamental and may be changed by the Board without a vote of a majority of the Fund's outstanding voting securities.

     FUNDAMENTAL INVESTMENT RESTRICTIONS:

     The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund's outstanding voting securities (as defined by the 1940 Act). The Fund's fundamental investment restrictions are as follows:

          (1) The Fund will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry except that: the Fund may pursue its investment objectives by investing substantially all of its assets in the Offshore Fund, which will invest substantially all of its assets in the Master Fund (or another registered investment company that has the same investment objectives and substantially the same investment policies as the
               Fund); and the Fund (if it invests directly in Investment Funds rather than investing in the Offshore Fund or the Master Fund) and the Master Fund may invest 25% or more of the value of their total assets in Investment Funds except during temporary adverse market conditions affecting Investment Funds in which they may invest, but may not invest 25% or more of the value of their total assets in Investment Funds that focus on investing in any single industry or group of related industries.

          (2) With respect to 75% of its total assets, the Fund will not invest more than 5% of the value of its total assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities of any one issuer, except that such limitations do not apply to U.S. Government securities and securities of other investment companies.

          (3) The Fund will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of "senior securities" representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests.

          (4) The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

          (5) The Fund will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

          (6) The Fund will not purchase or sell commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

          (7) The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies that invest or deal in real estate.

     While it is in the current master/feeder structure, with respect to its own investment restrictions, the Fund will "look through" to the Master Fund's investments.

     The Master Fund adheres to fundamental investment restrictions that are substantially the same as those of the Fund. These investment restrictions may not be changed by the Master Fund without the vote of a majority of the outstanding voting securities of the Master Fund. The investment restrictions and other policies described herein do not apply to Investment Funds. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's or the Master Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

     RISK FACTORS:

     The Fund's investment program is speculative and entails substantial risks. There can be no assurance that the Fund's investment objectives will be achieved. The Fund's performance depends upon the performance of the Offshore Fund, which, in turn, will depend on the performance of the Master Fund. The Master Fund's performance will depend on the performance of the Investment Managers with which the Master Fund invests, and Grosvenor's ability to select, allocate and reallocate effectively the Master Fund's assets among them. The value of an investment in the Fund will fluctuate with changes in the values of the Master Fund's investments.

     An investment in the Fund involves the following general risks:

     - Members of the Fund ("Members") will bear certain expenses of the Fund, in addition to fees and expenses associated with the Fund's investment in the Offshore Fund and the Offshore Fund's investment in the Master Fund. The Master Fund also may invest in Investment Funds that invest in other investment vehicles thereby subjecting the Fund, the Offshore Fund and, indirectly, Members, to an additional level of fees, which could be substantial.

     - Investing in the Fund can result in loss of invested capital. Use of leverage, short sales and derivative transactions by Investment Managers, among other things, can result in significant losses to the Master Fund, and, indirectly, to the Fund.

     - The Master Fund invests in Investment Funds that may not have diversified investment portfolios, thereby increasing investment risk.

     - There are special tax risks associated with an investment in the Fund. (SEE Item 10.4 and Item 23).

     - Interests are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Liquidity will be provided to Members only through repurchase offers made from time to time by the Fund. There is no assurance that a Member tendering an Interest for repurchase in connection with a repurchase offer made by the Fund will have that Interest repurchased in that repurchase offer.

     - An investor who meets the conditions imposed by the Investment Managers, including minimum initial investment requirements that may, in many cases, be substantially higher than $50,000, could invest directly in Investment Funds or with Investment Managers. By investing in Investment Funds indirectly through the Fund, a Member bears a PRO RATA portion of the asset-based fee and other expenses of the Fund and expenses of the Offshore Fund and a PRO RATA portion of the asset-based fee and other expenses of the Master Fund attributable to the Offshore Fund's interest in the Master Fund, and also indirectly bears a PRO RATA portion of the asset-based fees, performance-based fees or allocations and other expenses borne by the Master Fund as an investor in Investment Funds.

     - The fees and other expenses borne directly and indirectly by the Fund, including those of the Master Fund and the fees, expenses and performance-based allocations that are borne by the Master Fund as an investor in Investment Funds may be higher than those of most other registered investment companies.

     Investing in Investment Funds involves special risks, including the following:

          - Investment Funds generally will not be registered as investment companies under the 1940 Act. Therefore, the Master Fund, as an investor in Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds.

          - An Investment Fund may, in some cases, concentrate its investments in a single industry, group of related industries, asset class or strategy. This increases the sensitivity of such Investment Fund's investment returns to economic factors affecting that industry, group of industries, asset class or strategy. However, the Master Fund will adhere to its own investment restrictions with respect to concentration when investing in Investment Funds.

          - The Adviser and/or Grosvenor receives detailed information from each Investment Manager regarding its investment performance and investment strategy. The Adviser and/or Grosvenor may have little or no means of independently verifying information provided by Investment Managers and thus, may not be able to ascertain whether Investment Managers are adhering to their disclosed investment strategies and their investment and risk management policies. An Investment Manager may use proprietary investment strategies that are not fully disclosed to the Adviser and/or Grosvenor, which may involve risks that are not anticipated by the Adviser and/or Grosvenor.

          - The Master Fund relies primarily on information provided by Investment Managers in valuing its investments in Investment Funds. There is a risk that inaccurate valuations provided by Investment Managers could adversely affect the value of Interests and the amounts Members receive upon the repurchase of Interests. Because Investment Funds generally provide net asset value information on a monthly basis, and may not provide detailed information on their investment positions except on an annual basis, the Master Fund generally will not be able to determine the fair value of its investments in Investment Funds or its net asset value other than as of the end of each month and may not be able to verify valuation information given to the Master Fund by Investment Managers.

          - Investment Managers typically charge asset-based management fees, and typically also are entitled to receive performance-based allocations. The Master Fund, as an investor in Investment Funds, will be subject to these fees and allocations, which will reduce the investment returns of the Fund. These fees and allocations are in addition to the Management Fee the Fund pays to the Adviser, the Advisory Fee the Master Fund pays to the Adviser and the Servicing Fee the Fund pays to the Servicing Agent.

          - The performance-based allocations to Investment Managers may create an incentive for Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of performance-based allocations. In addition, because a performance-based allocation is generally calculated on a basis that includes unrealized appreciation of an Investment Fund's assets, the allocation may be greater than if it were based solely on realized gains.

          - Each Investment Manager will receive any performance-based allocations to which it is entitled, irrespective of the performance of the other Investment Managers and the Master Fund generally. Accordingly, an Investment Manager with positive performance may receive performance-based compensation from the Master Fund, and thus indirectly from the investors in the Fund, even if the Master Fund's overall returns are negative.

          - Investment decisions for the Investment Funds are made by the Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Master Fund could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

          - The Master Fund expects to purchase non-voting securities of an Investment Fund or waive some or all of its right to vote its securities with respect to Investment Funds. Consequently, it may not be able to vote (or would have its vote limited) on matters that require the approval of the investors in the Investment Fund, including matters that could adversely affect the Master Fund's investment in the Investment Fund.

          - The Master Fund may make additional investments in or effect withdrawals from Investment Funds only at certain specified times. The Master Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Master Fund's, and, in turn, the Fund's investment return.

          - Investment Funds may be permitted to distribute securities in kind to investors making withdrawals of capital. Upon the Master Fund's withdrawal of all or a portion of its interest in an Investment Fund, the Master Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would determine whether to attempt to liquidate the security, hold it in the Master Fund's portfolio or distribute it to investors in the Master Fund. In the event the Offshore Fund were to receive such securities from the Master Fund, it would be required to dispose of such securities either through liquidation or by distributing such securities members of the Offshore Fund (including, without limitation, the Fund) in connection with a repurchase by the Offshore Fund of all or a portion of shares of the Offshore Fund from shareholders of the Offshore Fund. In such situations, the Fund would also be required to dispose of such securities either through liquidation or by distributing such securities to Members in connection with a repurchase by the Fund of all or a portion of Interests in the Fund of Members.

          - Delays in Investment Manager reporting may delay reports to Members.

     Investing in a master/feeder fund arrangement involves certain risks, including the following:

          - The Fund pursues its investment objectives by investing in the Offshore Fund, which, in turn, invests in the Master Fund. The Offshore Fund does not have the right to withdraw its investment in the Master Fund. Instead, it may do so only through periodic repurchases by the Master Fund of the Offshore Fund's interests in the Master Fund. This may limit the ability of the Fund to make offers to repurchase Interests to such times when the Offshore Fund is permitted to tender its interests in the Master Fund. In addition, the Fund may receive securities and other investments from the Offshore Fund (received from the Master
               Fund) in lieu of cash when it redeems shares of the Offshore Fund. The Fund will incur expenses in liquidating investments received in connection with any "in kind" distributions.

          - A change in the investment objectives, policies or restrictions of the Master Fund may cause the Fund to request a redemption from the Offshore Fund, which, in turn, must first seek to have repurchased its interests in the Master Fund. Alternatively, the Fund (and the Offshore Fund) could seek to change its investment objectives, policies or restrictions to conform to those of the Master Fund. The investment objectives and policies of the Master Fund are not fundamental and may be changed without the approval of investors in the Master Fund (including the Offshore Fund). Investors in the Master Fund, the Offshore Fund and the Fund will be notified if the Master Fund, the Offshore Fund or the Fund changes its investment objectives.

          - Interests in the Master Fund also may be held by investors other than the Offshore Fund. These investors may include other investment funds, including investment companies that, like the Fund, are registered under the 1940 Act (including, without limitation, Grosvenor Registered Multi-Strategy Fund (TI 1), LLC and Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, parallel entities that invest directly in the Master Fund), and other types of pooled investment vehicles. When investors in the Master Fund vote on matters affecting the Master Fund, the Offshore Fund could be outvoted by other investors. Similarly, shares of the Offshore Fund may be held by investors other than the Fund. However, voting shares of the Offshore Fund will only be held by the Fund. The Fund also may be indirectly adversely affected otherwise by other investors in the Master Fund.

          - Other investors in the Offshore Fund or Master Fund may offer shares (or interests) to their respective investors, if any, that have costs and expenses that differ from those of the Fund. Thus, the investment returns for investors in other funds that invest in the Offshore Fund or Master Fund may differ from the investment return of investors in the Fund.

ITEM 9. MANAGEMENT

Item 9.1(a) BOARD OF DIRECTORS: The Board of Directors of the Fund has overall responsibility for the management and supervision of the operations of the Fund, pursuant to the Delaware Limited Liability Company Act, and approved the Fund's investment program on

            November 30, 2009. It exercises the same powers, authority and responsibility on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation, and has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

            The Master Fund also has a board of directors that is comprised of the same persons who comprise the Board. The Master Fund's board of directors has overall responsibility for the management and supervision of the operations of the Master Fund. These persons also serve as the members of the board of directors of the Offshore Fund.

Item 9.1(b) INVESTMENT ADVISER: The Adviser, Banc of America Investment
            Advisors, Inc., serves as the investment adviser of the Master Fund and as the management services provider of the Fund and the Offshore Fund. The Adviser is an indirect wholly-owned investment management subsidiary of Bank of America Corporation ("Bank of America") and is registered as an investment adviser under the Advisers Act. The principal office of the Adviser is located at 100 Federal Street, Boston, Massachusetts 02110, and its telephone number is 866-921-7951.

            The Adviser is part of Global Wealth & Investment Management ("GWIM"), a division of Bank of America which provides qualified clients with a range of alternative asset products. GWIM is the wealth and investment management division of Bank of America, which serves, among others, affluent, wealthy, ultra wealthy and institutional clients. As of September 30, 2009, GWIM entities managed total client assets of $739.8 billion, which include assets under discretionary management and certain non-discretionary wrap assets.

            Bank of America, a Delaware corporation headquartered in Charlotte, North Carolina, is a bank holding company and a financial holding company and is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. Bank of America services more than 59 million consumer and small business relationships with more than 6,100 retail banking offices and more than 4 million small business owners through a suite of online products and services. The company serves clients in more than 150 countries and has relationships with 99 percent of the U.S. Fortune 500 companies and 83 percent of the Fortune Global 500. Bank of America stock is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

            Pursuant to the investment advisory agreement between the Master Fund and the Adviser (the "Advisory Agreement"), the Adviser is responsible for providing all portfolio management and investment-advisory services for the Master Fund. As noted below, the Adviser has delegated certain of its responsibilities to Grosvenor, as permitted by the Advisory Agreement. In consideration for the services provided under the Advisory Agreement, the Master Fund pays the Adviser the Advisory Fee, a monthly fee of 0.0833% (1.00% on an annualized basis) of the net assets of the Master Fund determined as of the last business day of the month (prior to any withdrawal or distribution of capital during the month). The Advisory Fee is payable monthly in arrears on or before the thirtieth day of the following month.

            The Adviser has entered into an agreement with Grosvenor (the "Subadvisory Agreement") to manage the investments of the Master Fund on a day-to-day basis, subject to the general oversight of the Adviser and the board of directors of the Master Fund. Since 1971, Grosvenor and its predecessors have specialized in creating and managing multi-manager investment portfolios utilizing non-traditional or "alternative" investment strategies. A pioneer of the fund of hedge funds investment approach, Grosvenor is one of the largest and most established firms in its industry, with approximately $23.1 billion in total assets under management and 225 employees, including 36 investment professionals, as of February 28, 2010.

            Grosvenor is registered with the SEC as an investment adviser. Grosvenor does not manage any registered investment companies other than the Master Fund. Grosvenor's sole general partner is GCM, L.L.C., a Delaware limited liability company. Grosvenor Holdings, L.L.C., an Illinois limited liability company ("Grosvenor Holdings"), is the sole member and manager of GCM, L.L.C. and, in that capacity, is responsible for the management of the day-to-day business and affairs of GCM, L.L.C. GCM, L.L.C., in turn, in its capacity as general partner of Grosvenor, is responsible for the management of the day-to-day business and affairs of Grosvenor. Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership ("GCMHLLLP"), is Grosvenor's sole limited partner. GCMH GP, LLC ("GCMHGP"), a Delaware limited liability company, is the sole general partner of GCMHLLLP, and Grosvenor Holdings is the sole member and manager of GCMHGP. The limited partners of GCMHLLLP are Grosvenor Holdings, which owns the majority of the limited partnership interests in GCMHLLLP, and three entities under the management of Hellman & Friedman LLC, a private equity investment firm (the "H&F Partners"). The H&F Partners are passive investors in Grosvenor through GCMHLLLP and do not play a role in the day-to-day management of Grosvenor.

            The Subadvisory Agreement entitles Grosvenor to a subadvisory fee at an annual rate of 0.75% of the net assets of the Master Fund. The Adviser pays Grosvenor's fee monthly in arrears out of the Advisory Fee that it receives from the Master Fund. The Adviser has delegated to Grosvenor day-to-day responsibility for managing all of the Master Fund's assets, but has the right to allocate less than all of the Master Fund's assets to Grosvenor for management. Investors in the Master Fund and in the Fund will be notified if at any time the Adviser elects to exercise this right.

            The Adviser provides various management and administrative services to the Fund pursuant to a management agreement with the Fund (the "Management Agreement"). These services include: providing office space and other support services to the Fund; maintaining and preserving certain records of the Fund; preparing and filing various materials with state and federal regulators; supervising services provided by the Fund's administrator, transfer agent and custodian; reviewing and arranging for payment of the Fund's expenses; reviewing subscription documents submitted by prospective investors; preparing communications and quarterly reports to Members; and coordinating the preparation of materials relating to meetings of the Board of Directors and meetings of Members. Under the Management Agreement, the Adviser also is responsible for the investment of the cash reserves of the Fund. In consideration for these services provided under the Management Agreement, the Fund pays the Adviser the Management Fee, a monthly fee at the annual rate of 0.50% of the net assets of the Fund determined as of the last business day of the month (prior to any withdrawal or distribution of capital during the month). The Management Fee is payable monthly in arrears on or before the thirtieth day of the following month.

            The Fund has also entered into a member servicing agreement with the Servicing Agent to provide (or arrange for the provision of) ongoing Member and account maintenance services (the "Servicing Agreement"). These services include, but are not limited to, handling Member inquiries regarding the Fund; assisting in facilitating communications between Members and the Fund; notifying the Fund of any changes to Member information, such as changes of address; and providing such other information and Member services as the Fund may reasonably request. As consideration for these services, the Fund pays a monthly Servicing Fee to the Servicing Agent at an annualized rate of 0.25% of the net assets of the Fund determined as of the last business day of the month (prior to any withdrawal or distribution of capital during the month). The Servicing Fee is payable monthly in arrears on or before the thirtieth day of the following month. The Servicing Agent is an indirect subsidiary of Bank of America and is an affiliate of the Adviser.

            A discussion regarding the basis for the approval by the board of directors of the Master Fund of the investment advisory agreement between the Adviser and the Master Fund is available in the Master Fund's semi-annual report to its members, for the semi-annual period ended September 30, 2009.

Item 9.1(c) PORTFOLIO MANAGEMENT: Grosvenor maintains an Investment Committee that is responsible for, among other things:

            - establishing internal portfolio management guidelines ("Investment Guidelines") for each investment fund or account that is managed or advised by Grosvenor (each, a "Grosvenor-Managed Account"). In the case of the Master Fund, these Investment Guidelines are subject to approval by the Master Fund's board of directors.

            - identifying, evaluating and approving (or disapproving) the investment strategies for the Grosvenor-Managed Accounts, including the Master Fund.

            - identifying, evaluating and approving (or disapproving) third-party investment management firms ("Investment Managers") that employ investment strategies that have been approved by the Investment Committee.

            -    monitoring investment strategies and Investment Managers.

            Grosvenor's Chief Executive Officer is responsible for assigning one or more senior level investment professionals (each, a "Grosvenor Portfolio Manager") to each Grosvenor-Managed Account, including the Master Fund, whose function is to construct a portfolio for such Grosvenor-Managed Account by using investment strategies and Investment Managers that have been approved by the Investment Committee (subject to the Investment Guidelines of such Grosvenor-Managed Account).

            Grosvenor's Investment Committee is currently comprised of David B. Small, David S. Richter, and Brian A. Wolf. All three members of the Investment Committee are Managing Directors of Grosvenor. Michael J. Sacks, Grosvenor's Chief Executive Officer, is not a member of the Investment Committee, but has veto power over all decisions made by the Investment Committee.

            The Investment Committee has assigned David B. Small, David S. Richter and Brian A. Wolf as the Grosvenor Portfolio Managers for the Master Fund.

            MICHAEL J. SACKS, MANAGING DIRECTOR, CHIEF EXECUTIVE OFFICER

            Mr. Sacks, born 1962, joined Grosvenor in 1990 and serves as its Chief Executive Officer. From 1988 through 1990, Mr. Sacks was associated with Harris Associates, L.P. Mr. Sacks received a B.A. in Economics from Tulane University in 1984 and two degrees from

            Northwestern University in 1988: an M.B.A. from the J.L. Kellogg Graduate School of Management and a J.D. from the School of Law. Mr. Sacks is a trustee of Northwestern University. He is a member of the Illinois Bar.

            DAVID B. SMALL, MANAGING DIRECTOR, INVESTMENTS

            Mr. Small, born 1956, joined Grosvenor in 1994. Mr. Small serves as the Chair of Grosvenor's Investment Committee and shares responsibility for portfolio management as well as for the evaluation, selection and monitoring of various investment strategies and managers. Prior to joining Grosvenor, Mr. Small was a consultant to Grosvenor and the founder and, from 1987 through 1993, Chief Executive Officer and Chief Financial Engineer of David Bruce & Co., a software firm specializing in the development of risk management systems for derivatives trading firms. From 1979 to 1982, Mr. Small was associated with Philadelphia Insurance Research Group. He received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1978 and an M.B.A. in Finance/Econometrics from the University of Chicago's Graduate School of Business in 1985.

            BRIAN A. WOLF, MANAGING DIRECTOR, INVESTMENTS

            Mr. Wolf, born 1970, joined Grosvenor in 1995. Mr. Wolf is a member of Grosvenor's Investment Committee and shares responsibility for portfolio management as well as for the evaluation, selection and monitoring of various investment strategies and managers. From 1993 to 1995, he was an analyst and trader for M&M Financial, a Chicago-based money management firm. He received a B.S. SUMMA CUM LAUDE in Finance from Bradley University in 1992 and an M.B.A. MAGNA CUM LAUDE from the University of Notre Dame in 1993. Mr. Wolf is a Chartered Financial Analyst and a member of The CFA Society of Chicago. Mr. Wolf is the author of a chapter on hedged equity funds contained in Kenneth S. Phillips and Ronald J. Surz. eds., HEDGE
            FUNDS: DEFINITIVE STRATEGIES AND TECHNIQUES (New York: John Wiley & Sons, Inc., 2003).

            DAVID S. RICHTER, MANAGING DIRECTOR, INVESTMENTS

            Mr. Richter, born 1961, has been associated with Grosvenor since 1994 and joined Grosvenor on a full-time basis in 2003. Mr. Richter is a member of Grosvenor's Investment Committee and shares responsibility for portfolio management as well as for the evaluation, selection and monitoring of various investment strategies and managers. From 1994 to 2002, he was the founder and Managing Partner of a Chicago-based U.S. long-short equity hedge fund. Previously, Mr. Richter was a vice-president of JMB Realty Corporation from 1988 to 1994 in the corporate acquisitions group. Prior to 1988, Mr. Richter was a manager at KPMG Peat Marwick. Mr. Richter graduated with a B.S. degree SUMMA CUM LAUDE in Accounting from the University of Illinois in 1983. Mr. Richter is a Certified Public Accountant and received a national Elijah Watt Sells award from the American Institute of Certified Public Accountants for his scores on the Uniform CPA Examination.

            For more information regarding other accounts managed by the Investment Committee, ownership of Master Fund, interests by the above-named members and a description of their compensation structure, please refer to the Master Fund's annual Form N-CSR filed with the SEC.

Item 9.1(d) ADMINISTRATOR: The Fund has retained PNC Global Investment Servicing
            (U.S.) Inc. (the "Administrator") to provide accounting and certain administrative and investor services to the Fund, including fund accounting, investor accounting, and taxation services. In consideration of these services, the Fund pays a monthly fee to the Administrator. Similar services are provided by the Administrator to the Master Fund. The Administrator's principal business address is 103 Bellevue Parkway, Wilmington, Delaware 19809.

Item 9.1(e) CUSTODIANS: PFPC Trust Company (the "Custodian") serves as custodian for the assets of the Fund. The Custodian's principal business address is 103 Bellevue Parkway, Wilmington, Delaware 19809.

Item 9.1(f) EXPENSES: The Fund bears its own expenses, and through its investment in the Offshore Fund, indirectly bears a PRO RATA portion of the Offshore Fund's expenses, and, indirectly, through the Offshore Fund's investment in the Master Fund, bears a PRO RATA portion of the Master Fund's fees and expenses not otherwise borne by the Adviser, including, but not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Investment Managers, all costs and expenses directly related to portfolio transactions and positions for the Master Fund's account such as direct and indirect expenses associated with the Master Fund's investments, including its investments in Investment Funds, transfer taxes and premiums, taxes withheld on foreign dividends; any interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Fund; audit and tax preparation fees and expenses; administrative expenses and fees; custody and escrow fees and expenses; the costs of an errors and omissions/directors and officers liability insurance policy and a fidelity bond; the Advisory Fee and the Management Fee payable to the Adviser; the Servicing Fee payable to the Servicing Agent; fees and travel-related expenses of the board of directors of the Master Fund who are not employees of the Adviser or any affiliate of the Adviser; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board of Directors. While the Offshore Fund does not charge the Fund fees for an investment in the Offshore Fund, the Fund may incur costs on a PRO RATA basis for administrative and such other expenses as may be approved from time to time by the board of directors of the Offshore Fund.

Item 9.1(g) AFFILIATED BROKERAGE: Transactions for any Investment Fund organized by the Fund will not be effected on a principal basis with the Adviser or any of its affiliates. However, broker-dealer affiliates of the Adviser may effect brokerage transactions for such an Investment Fund. These transactions would be effected in accordance with procedures adopted by the Fund pursuant to Section 17(e) of the 1940 Act and Rule 17e-1 thereunder. Among other things, Section 17(e) and those procedures provide that when acting as broker for the Fund in connection with the sale of securities to or by the Fund, the affiliated broker may receive compensation not exceeding the following limits: (i) if the sale is effected on a securities exchange, the compensation may not exceed the "usual and customary broker's commission" (as defined in Rule 17e-1 under the 1940 Act);
            (ii) if the sale is effected in connection with a secondary distribution of securities, the compensation cannot exceed 2% of the sale price; and (iii) the compensation for sales otherwise effected cannot exceed 1% of the sales price. Rule 17e-1 defines a "usual and customary broker's commission" as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time.

Item 9.2    NON-RESIDENT MANAGERS: Not Applicable

Item 9.3 CONTROL PERSONS: As the sole member of the Registrant, Steven L. Suss is deemed to be a control person of the Registrant. In addition, by virtue of Mr. Suss being an officer of the Adviser, the Adviser may be deemed a control person of the Registrant. However, Mr. Suss shall withdraw from the Fund immediately preceding the commencement of operations of the Fund and, thus, at such time, the Adviser would no longer be deemed a control person of the Registrant. For purposes of this item, "control" means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

     The Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for Federal tax purposes. An investor in the Fund will be a Member and his or her rights in the Fund will be established and governed by the limited liability company agreement of the Fund (the "LLC Agreement") which is attached as Appendix A hereto. The following is a summary description of certain provisions of the LLC Agreement. The description of such provisions is not definitive and reference should be made to the complete text of the LLC Agreement.

     The security purchased by an investor is an Interest, a limited liability company interest in the Fund. All Interests shall be fully paid and nonassessable. Investors shall have no preemptive or other rights to subscribe for any additional Interests.

     The management and operation of the Fund and its business and affairs will be vested solely in a board of directors, and the members of the Board will be the "directors" of the Fund (each, a "Director," and collectively, the "Directors"). In no event shall any Member, in his or her capacity as such, have any role in the management of the Fund's affairs. The Members shall have power to vote only: (i) for the election of Directors as provided in the following paragraph; (ii) with respect to any amendment of the LLC Agreement, to the extent and as provided therein; and (iii) with respect to such additional matters relating to the Fund as may be required by the LLC Agreement, applicable law or as the Board may consider necessary or desirable. With respect to any matter requiring the vote of Members, the Members shall vote in proportion to the value of their respective capital accounts as of the record date applicable to the consideration of such matter.

     There will normally be no meetings of Members for the purpose of electing Directors except that, in accordance with the 1940 Act: (i) the Fund will hold a meeting of Members for the election of Directors at such time as less than a majority of the Directors holding office have been elected by Members; and (ii) if, as a result of a vacancy on the Board, less than two-thirds of the members of the Board holding office have been elected by the Members, that vacancy may be filled only by a vote of the Members.

     The Board may admit Members to the Fund from time to time upon the execution by a prospective investor of an appropriate signature page to the LLC Agreement or upon the completion and execution, and the acceptance of the same by the Board, of a subscription agreement in a form specified by the Board from time to time. The Board has the right to refuse to accept investments in the Fund for any reason. Interests will be issued only in a transaction or transactions not requiring registration under the Securities Act.

     The Fund will be dissolved: (i) upon the affirmative vote to dissolve the Fund by the Board; (ii) upon the affirmative vote of a "majority of the outstanding voting securities" of the Fund, as such term is defined in the 1940 Act, at a meeting of Members called by the Board for the purpose of determining whether the Fund should be dissolved in the event that the Fund does not at least once during any 24-month period repurchase any of the Interests tendered in accordance with the procedures determined by the Board from time to time;
(iii) upon the failure of Members to elect successor Directors at a meeting called by the management services provider when no Director remains to continue the business of the Fund; or (iv) as required by operation of law.

     Upon the occurrence of any event of dissolution, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Adviser to act as liquidator or is unable to perform this function), is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated to the Members.

     Upon the liquidation of the Fund, its assets will be distributed (i) first to satisfy the debts, liabilities and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses, (ii) next to repay debts owing to Members, and (iii) finally to Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a PRO RATA basis if the Board or liquidator determines that the distribution of assets in kind would be in the interests of Members in facilitating an orderly liquidation.

ITEM 10.2. LONG-TERM DEBT.

     Not applicable.

ITEM 10.3. GENERAL.

     Not applicable.

ITEM 10.4. TAXES.

     The following is a summary of certain aspects of the income taxation of the Fund and its Members which should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Fund as a partnership for Federal tax purposes.

     This summary of certain aspects of the Federal income tax treatment of the Fund is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

     EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISOR IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND. TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR STATUS OF A PROSPECTIVE MEMBER.

     In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund, the Offshore Fund and the Master Fund are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

TAX TREATMENT OF FUND OPERATIONS

     CLASSIFICATION OF THE FUND. The Fund will receive an opinion of Schulte Roth & Zabel LLP, counsel to the Fund, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board of Directors, the Fund will be classified as a partnership for Federal tax purposes and not as an association taxable as a corporation.

     Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Fund will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Fund may not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Fund has more than 100 Members.

     The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704, the text of the Section 7704 Regulations and certain representations of the Board of Directors, the interests in the Fund will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Fund will not be treated as a publicly traded partnership taxable as a corporation.

     Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund.

     UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME,

GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AND THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF IT BEING AN INVESTOR IN THE MASTER FUND OR AS A RESULT OF THE MASTER FUND'S INVESTMENTS IN AN INVESTMENT FUND OR OTHER SUBADVISORY ACCOUNT THAT IS TREATED AS A PASS THROUGH ENTITY FOR FEDERAL INCOME TAX PURPOSES (AN "INVESTMENT PARTNERSHIP").

     The Master Fund intends to operate as a partnership for Federal tax purposes and not as an entity taxable as a corporation. Unless otherwise indicated, references in the following discussion to the tax consequences of Fund investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being a member of the Master Fund.

     As a partnership, the Fund is not itself subject to Federal income tax. The Fund files an annual partnership information return with the Service which reports the results of operations. To the extent discussed under the heading, "Unrelated Business Taxable Income", below, each Member is taxed, if at all, on its distributive share of the Fund's taxable income and gain regardless of whether it has received or will receive a distribution of assets from the Fund.

     The Board of Directors decides how to report the partnership items on the Fund's tax returns. In certain cases, the Fund may be required to file a statement with the Service disclosing one or more positions taken on its tax return, generally where the tax law is uncertain or a position lacks clear authority. All Members are required under the Code to treat the partnership items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of Members. A Member chosen by the Board of Directors and designated as the "Tax Matters Partner", has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to Members' tax liabilities with respect to Fund items.

     MANDATORY BASIS ADJUSTMENTS. Each of the Fund and the Master Fund is generally required to adjust its tax basis in its assets in respect of all members in cases of partnership distributions that result in a "substantial basis reduction" (i.e., in excess of $250,000) in respect of the partnership's property. Each of the Fund and the Master Fund is also required to adjust its tax basis in its assets in respect of a transferee, in the case of a sale or exchange of an interest, or a transfer upon death, when there exists a "substantial built-in loss" (i.e., in excess of $250,000) in respect of partnership property immediately after the transfer. For this reason, the Fund will require: (i) a Member who receives a distribution from the Fund in connection with a complete withdrawal; (ii) a transferee of an Interest (including a transferee in case of death); and (iii) any other Member in appropriate circumstances to provide the Fund with information regarding its adjusted tax basis in its Interest.

UNRELATED BUSINESS TAXABLE INCOME

     Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.(1) This type of income is exempt even if it is realized from securities trading activity which constitutes a trade or business.

     This general exemption from tax does not apply to the unrelated business taxable income ("UBTI") of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of: (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year; and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. The Fund does not intend to incur "acquisition indebtedness" with respect to its investment in the Offshore Fund.

     In 1996, Congress considered whether, under certain circumstances, income derived from the ownership of the shares of a non-U.S. corporation should be treated as UBTI to the extent that it would be so treated if earned directly by the shareholder. Subject to a narrow exception for certain insurance company income, Congress declined to amend the Code to require such treatment. In addition, the Service has held in recent private letter rulings(2) that a non-U.S. corporation's distributive share of a limited partnership's debt-financed income would not be considered UBTI of the sole shareholder of the non-U.S. corporation, where the non-U.S. corporation was organized for business purposes, including flexibility in disposing of partnership interests, additional liability protection and management of additional investments. Accordingly, based on these principles, a U.S. person within the meaning of the Code that is exempt from payment of U.S. federal income tax investing (indirectly through its interest in the Fund) in a non-U.S. corporation such as the Offshore Fund should not realize UBTI with respect to an unleveraged investment in shares. Investors are urged to consult their own tax advisors concerning the U.S. tax consequences of an investment in the Fund.

     U.S. Persons that are subject to an excise tax on their annual net income (E.G., private foundations) are particularly urged to consult their own tax advisors with respect to their investment in the Fund, in light of the Offshore Fund's potential status as a "controlled foreign corporation" ("CFC").

TAX TREATMENT OF OFFSHORE FUND OPERATIONS

     As indicated above, the Fund invests substantially all of its assets in the Offshore Fund. The following summary describes certain Federal tax consequences of an investment in the Offshore Fund.

     U.S. TRADE OR BUSINESS. Section 864(b)(2) of the Code provides a safe harbor (the "Safe Harbor") applicable to a non-U.S. corporation (other than a dealer in securities) that engages in the U.S. in trading securities (including contracts or options to buy or sell securities) for its own account pursuant to which such non-U.S. corporation will not be deemed to be engaged in a U.S. trade or business. The Safe Harbor also provides that a non-U.S. corporation (other than a dealer in commodities) that engages in the U.S. in

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(1) With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

(2) While private letter rulings only bind the Service with respect to the taxpayer requesting the ruling, they are instructive as they reflect the Service's position on a particular issue.

trading commodities for its own account is not deemed to be engaged in a U.S. trade or business if "the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place." Pursuant to proposed regulations, a non-U.S. taxpayer (other than a dealer in stocks, securities or derivatives) that effects transactions in the United States in derivatives (including (i) derivatives based upon stocks, securities, and certain commodities, and (ii) certain notional principal contracts based upon an interest rate, equity, or certain commodities and currencies) for its own account is not deemed to be engaged in a United States trade or business. Although the proposed regulations are not final, the Service has indicated in the preamble to the proposed regulations that for periods prior to the effective date of the proposed regulations, taxpayers may take any reasonable position with respect to the application of
Section 864(b)(2) of the Code to derivatives, and that a position consistent with the proposed regulations will be considered a reasonable position.

     The Offshore Fund's and the Master Fund's securities and commodities trading activities which meet the Safe Harbor generally should not constitute a U.S. trade or business in which case, except in the limited circumstances discussed below, the Offshore Fund should not be subject to the regular U.S. income tax on such trading profits. An Investment Fund or other investment account (each, an "Investment Vehicle") that meets the Safe Harbor will also not be subject to regular U.S. income tax. However, the Offshore Fund anticipates that a portion of the Investment Vehicle income will be from certain activities that fall outside the Safe Harbor. In that case, the activities of the Offshore Fund, the Master Fund or such Investment Vehicle, respectively, may constitute a U.S. trade or business in which case the Offshore Fund would be subject to U.S. income and branch profits tax on the income and gain from those activities. The combined U.S. income and branch profits tax rate is approximately 55%. The Offshore Fund does not expect that more than 5% of its income will be from activities not within the Safe Harbor. The Master Fund may be required to withhold on a quarterly basis amounts attributable to the Offshore Fund's distributive share of the Master Fund's income that is outside of the Safe Harbor. In addition, it is possible that the Offshore Fund could be subject to taxation on a net basis by state or local jurisdictions within the U.S.

     Even if the Offshore Fund's, the Master Fund's or an Investment Vehicle's securities trading activity does not constitute a U.S. trade or business, gains realized from the sale or disposition of stock or securities (other than debt instruments with no equity component) of U.S. Real Property Holding Corporations (as defined in Section 897 of the Code) ("USRPHCs"), including stock or securities of certain Real Estate Investment Trusts ("REITs"), will be generally subject to U.S. income tax on a net basis. However, a principal exception to this rule of taxation would apply if such USRPHC has a class of stock which is regularly traded on an established securities market and the Offshore Fund, the Master Fund or an Investment Vehicle generally did not hold (and was not deemed to hold under certain attribution rules) more than 5% of the value of a regularly traded class of stock or securities of such USRPHC at any time during the five year period ending on the date of disposition.(3)

U.S. WITHHOLDING TAX

----------
(3) The Offshore Fund or the Master Fund will also be exempt from tax on direct or indirect dispositions of REIT shares, whether or not those shares are regularly traded, if less than 50% of the value of such shares is held, directly or indirectly, by non-U.S. persons at all times during the five-year period ending on the date of disposition. However, even if the direct or indirect disposition of REIT shares would be exempt from tax on a net basis, distributions from a REIT (whether or not such REIT is a USRPHC), to the extent attributable to the REIT's disposition of interests in U.S. real property, are subject to tax on a net basis when directly or indirectly received by the Offshore Fund or the Master Fund and may be subject to the branch profits tax.

     In general, under Section 881 of the Code, a non-U.S. corporation which does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30% (or lower tax treaty rate) on the gross amount of certain U.S. source income which is not effectively connected with a U.S. trade or business, generally payable through withholding. Income subject to such a flat tax rate is of a fixed or determinable annual or periodic nature, including dividends and certain interest income. There is presently no tax treaty between the U.S. and the Cayman Islands.

     Certain types of income are specifically exempted from the 30% tax and thus withholding is not required on payments of such income to a non-U.S. corporation. The 30% tax does not apply to U.S. source capital gains (whether long or short-term) or to interest paid to a non-U.S. corporation on its deposits with U.S. banks. The 30% tax also does not apply to interest which qualifies as portfolio interest. The term "portfolio interest" generally includes interest (including original issue discount) on an obligation in registered form which has been issued after July 18, 1984 and with respect to which the person who would otherwise be required to deduct and withhold the 30% tax receives the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest. In addition, the Offshore Fund's allocable share of income realized by the Master Fund from certain notional principal contracts and certain transactions involving foreign currencies may be characterized as U.S. source income that is subject to U.S. withholding tax.

CAYMAN ISLANDS

     The Government of the Cayman Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Offshore Fund or its shareholders. The Cayman Islands are not party to any double taxation treaties with any country that is applicable to any payments made to or by the Offshore Fund.

     The Offshore Fund has applied for, and expects to receive, an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Offshore Fund or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the Offshore Fund or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Offshore Fund to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the Offshore Fund.

OTHER JURISDICTIONS

     Interest, dividend and other income realized by the Offshore Fund, the Master Fund or an Investment Vehicle from non-U.S. sources, and capital gains realized on the sale of securities of non-U.S. issuers, may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. It is impossible to predict the rate of foreign tax the Offshore Fund, the Master Fund or an Investment Vehicle will pay since the amount of the assets to be invested in various countries and the ability of the Offshore Fund, the Master Fund or such Investment Vehicle to reduce such taxes, are not known.

FUTURE CHANGES IN APPLICABLE LAW

     The foregoing description of U.S. and Cayman Islands income tax consequences of an investment in, and the operations of, the Offshore Fund and the Master Fund is based on laws and regulations which are subject to change through legislative, judicial or administrative action. Other legislation could be enacted that would subject the Offshore Fund or the Master Fund to income taxes or subject shareholders to increased income taxes.

RECENT DEVELOPMENTS POTENTIALLY IMPACTING TAXATION OF MEMBERS

     As indicated above, the Fund intends to pursue its investment objectives by primarily investing through the Offshore Fund. Legislation has been introduced in the U.S. Congress that, if enacted, would impose a U.S. withholding tax of 30% on payments (including gross proceeds) attributable to certain U.S. investments made to certain non-U.S. persons, including investment funds, which do not satisfy certain reporting obligations with respect to certain of their direct or indirect U.S. investors. At this time it cannot be predicted whether this legislation will be enacted, and, if enacted, what its form will be. Members should consult their own tax advisors regarding the possible implications of this legislation on their investment in Interests.

OTHER TAXES

     Prospective shareholders should consult their own counsel regarding tax laws and regulations of any other jurisdiction which may be applicable to them.

ITEM 10.5. OUTSTANDING SECURITIES.

     On or after the date of filing of this Registration Statement, the Interests will be issued to Members of the Fund.

ITEM 10.6. SECURITIES RATINGS.

     Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

     Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

     On February 9, 2005, certain affiliates of the Adviser, including the former investment adviser to the Master Fund, entered into Assurances of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlements") and consented to the entry of cease-and-desist orders by the Securities and Exchange Commission ("SEC") (the "SEC Orders") in connection with matters related to mutual fund trading. Copies of the SEC Orders are available on the SEC website at http://www.sec.gov. Copies of the NYAG settlements are available as part of the Bank of America Corporation Form 8-K filing of February 10, 2005.

     In connection with the events that resulted in the NYAG Settlements and SEC Orders, various parties have filed suit against certain Columbia Funds (including former Nations Funds), the Trustees of the Columbia Funds (including Trustees of the former Nations Funds), FleetBoston Financial Corporation (the former parent of the Adviser) and certain of its affiliated entities and/or Bank of America Corporation and certain of its affiliated entities. More than 300 cases, including those filed against entities unaffiliated with the Columbia Funds, their boards, FleetBoston Financial Corporation and its affiliated entities and/or

Bank of America Corporation and its affiliated entities, were transferred to a multi-district proceeding in the Federal District Court in Maryland. The parties have reached settlements with respect to the claims in the actions concerning the Columbia Funds. All such settlements are subject to court approval.

     Neither the Fund, the Master Fund nor the Adviser is a party to these actions.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

     Not applicable.

                                     PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

ITEM 14. COVER PAGE.

     Not applicable.

ITEM 15. TABLE OF CONTENTS.

     Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

     Not applicable.

ITEM 17. INVESTMENT OBJECTIVES AND POLICIES.

     Part A contains basic information about the investment objectives, policies and limitations of the Fund. This Part B supplements the discussion in Part A of the investment objectives, policies, and limitations of the Fund.

(A) Investment Philosophy

The investment process for the Master Fund is based on three fundamental principles:

1. SEEK ABSOLUTE RETURNS

     - Focus on investment strategies and sub-strategies (collectively, "investment strategies") that, when combined, generally seek to achieve positive returns that are not dependent upon directional movements of traditional equity and fixed-income markets.

2. SUPERIOR INVESTMENT MANAGERS

     - Identify and invest with Investment Managers that Grosvenor regards as among the most talented Investment Managers available on a global basis within their respective investment strategies.

3. SYSTEMATIC DIVERSIFICATION

     - Combine investment strategies that historically have, over the long term, demonstrated a relatively low degree of correlation to each other into a broadly-diversified portfolio in an effort to reduce volatility and mitigate strategy and market risks.

     - Seek to select multiple Investment Managers within each investment strategy in order to provide style diversity and reduce manager-specific risk.

(B) Overview of Investment Process

There are five (5) primary facets of Grosvenor's approach to maintaining a diversified, multi-strategy, multi-manager portfolio for the Master Fund:

1. IDENTIFYING, EVALUATING AND APPROVING INVESTMENT STRATEGIES FOR THE VARIOUS GROSVENOR-MANAGED ACCOUNTS, INCLUDING THE MASTER FUND.

     Grosvenor's Investment Committee is responsible for overseeing the identification and evaluation of, and approving (or disapproving), the investment strategies for Grosvenor-Managed Accounts, including the Master Fund. (See "Grosvenor's Investment Committee and Operations Committee" and "Identification, Evaluation and Approval of Investment Strategies," below.)

2. IDENTIFYING, EVALUATING AND APPROVING INVESTMENT MANAGERS THAT EMPLOY INVESTMENT STRATEGIES THAT HAVE BEEN APPROVED BY THE INVESTMENT COMMITTEE.

     Grosvenor's process for approving such Investment Managers has four key phases:

          1.   identifying potential Investment Managers;

          2. "investment" due diligence with respect to such potential Investment Managers;

          3. "operational" due diligence with respect to such potential Investment Managers, including both operational and legal due diligence; and

          4. Investment Committee and Operations Committee approval of such potential Investment Managers.

     (See "Identification, Evaluation and Approval of Investment Managers," below.)

3. MANAGING THE PORTFOLIO IN ACCORDANCE WITH INVESTMENT GUIDELINES FOR THE MASTER FUND.

     The Adviser and Grosvenor have agreed to certain Investment Guidelines for the Master Fund. The Investment Guidelines may from time to time be amended or modified, based on any number of factors. (See "Investment Guidelines," below.)

4. CONSTRUCTING A PORTFOLIO DESIGNED TO MEET THE MASTER FUND'S INVESTMENT OBJECTIVES THROUGH THE USE OF APPROVED INVESTMENT STRATEGIES AND INVESTMENT MANAGERS.

     The Master Fund is managed on a day-to-day basis by one or more Grosvenor Portfolio Managers, as defined below, assigned to the Master Fund by Grosvenor's Chief Executive Officer. The Grosvenor Portfolio Managers assigned to the Master Fund are responsible for constructing the Master Fund's portfolio by using investment strategies and Investment Managers that have been approved by the Investment Committee (subject to the Master Fund's investment objectives and Investment Guidelines). (See "Portfolio Construction," below.)

5. MONITORING INVESTMENT STRATEGIES, INVESTMENT MANAGERS AND THE MASTER FUND'S PORTFOLIO AND ADJUSTING THE MASTER FUND'S PORTFOLIO FROM TIME TO TIME. (See "Ongoing Monitoring and Portfolio Adjustment," below.)

Adequate systems are critical to managing the volume of information utilized throughout the investment process. Grosvenor utilizes a customized proprietary software system to support its investment process and the administration of the Master Fund. This system: (i) includes a database of qualitative and quantitative information about each Investment Manager approved by the Investment Committee; (ii) provides analytical tools to evaluate the historical performance of Investment Managers; (iii) provides modeling tools used to monitor portfolio performance and evaluate prospective portfolio modifications;

and (iv) contains a series of proprietary risk-management tools used to evaluate the risk and market exposure of existing and prospective portfolios.

GROSVENOR'S INVESTMENT COMMITTEE AND OPERATIONS COMMITTEE

Grosvenor's Chief Executive Officer is responsible for assigning one or more senior level investment professionals (each, a "Grosvenor Portfolio Manager") to each Grosvenor-Managed Account, including the Master Fund, whose function is to construct a portfolio for such Grosvenor-Managed Account by using investment strategies and Investment Managers that have been approved by the Investment Committee (subject to the Investment Guidelines of such Grosvenor-Managed Account, described below).

Grosvenor's Investment Committee, as described above, currently comprises three members: Mr. David B. Small, Mr. Brian A. Wolf and Mr. David S. Richter. All three members of the Investment Committee are Managing Directors of Grosvenor. The Investment Committee makes decisions by majority vote. However, Mr. Michael
J. Sacks, Grosvenor's Chief Executive Officer, has a veto right over all decisions made by the Investment Committee.

Grosvenor's Operations Committee currently comprises three members: Mr. Paul A. Meister, Mr. Eric A. Felton and Mr. Joseph H. Nesler. All three members of the Operations Committee are Managing Directors of Grosvenor. The Operations Committee makes decisions by majority vote. However, as is the case with respect to decisions made by the Investment Committee, Grosvenor's Chief Executive Officer has a veto right over all decisions made by the Operations Committee.

PAUL A. MEISTER, MANAGING DIRECTOR, CHIEF OPERATING OFFICER. Mr. Meister, born 1962, joined Grosvenor in 1991 and serves as its Chief Operating Officer. Mr. Meister also serves as the Chair of Grosvenor's Operations Committee. From 1987 to 1991, Mr. Meister was with the law firm of Barack, Ferrazzano, Kirschbaum & Perlman, except for a 12 month period when he managed the real estate operations for a Chicago based retailer. He received a B.S. in Accounting from the University of Illinois in 1984 and a J.D. cum laude in 1987 from the Northwestern University School of Law, where he was a member of the Law Review and the Order of the Coif. Mr. Meister is a Certified Public Accountant and a member of the Illinois Bar. In addition, since 2000, Mr. Meister has served on the Law Board of Northwestern University School of Law, and is currently a Vice Chair of its Executive Committee.

ERIC A. FELTON, MANAGING DIRECTOR, CHIEF FINANCIAL OFFICER. Mr. Felton, born 1964, joined Grosvenor in 2004 and serves as its Chief Financial Officer. Mr. Felton also serves as a member of Grosvenor's Operations Committee. From 2002 to 2004, Mr. Felton was a partner in the Financial Services Industry practice for Ernst & Young, LLP in their Chicago office, where he served as an advisor to Grosvenor. From 1986 to 2002, he was with Arthur Andersen, LLP, also in their Chicago office. He was admitted as a partner of Arthur Andersen, LLP in 1998, at which time he acted as audit partner for Grosvenor. He received a B.S. in Accounting from Valparaiso University in 1986, graduating with high distinction, and an M.B.A. from the University of Chicago in 1992, graduating with honors. Mr. Felton is a Certified Public Accountant and a Chartered Financial Analyst. He is a member of the American Institute of Certified Public Accountants, The Illinois CPA Society, the CFA Institute and The CFA Society of Chicago.

JOSEPH H. NESLER, MANAGING DIRECTOR, GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER. Mr. Nesler, born 1956, joined Grosvenor in 2004 and serves as its General Counsel and Chief Compliance Officer. Mr. Nesler also serves as a member of Grosvenor's Operations Committee. Mr. Nesler began his legal career as an associate with Gardner, Carton & Douglas in Chicago in 1982. He spent four years in the Corporate

Department of that firm before leaving to practice with Schiff Hardin & Waite, another Chicago law firm. After 10 years with Schiff Hardin & Waite, he accepted a position with Sidley & Austin (now Sidley Austin LLP) as a partner in its Investment Products and Derivatives Group, where he practiced for approximately six years before returning to Gardner, Carton & Douglas LLP as a partner in 2002 to head that firm's Hedge Fund Practice Group. Sidley Austin LLP served as outside general legal counsel to Grosvenor both prior to and during Mr. Nesler's tenure with that firm and continues to serve as outside general legal counsel to Grosvenor. Gardner, Carton & Douglas LLP served as outside legal counsel to Grosvenor with respect to certain matters during Mr. Nesler's tenure with that firm and continues to serve as outside legal counsel to Grosvenor with respect to certain matters. Mr. Nesler received a B.A. magna cum laude, Phi Beta Kappa, from Amherst College in 1978 and a J.D. from Yale University in 1982. He is a member of the Illinois Bar and the Chicago Bar Association, and a former Co-Chairman of the Chicago Bar Association's Subcommittee on Investment Company Regulation.

(C) Identification, Evaluation and Approval of Investment Strategies

Grosvenor's Investment Committee is responsible for overseeing the identification and evaluation of, and approving (or disapproving), the investment strategies for Grosvenor-Managed Accounts, including the Master Fund.

In determining whether to approve a particular investment strategy, Grosvenor's Investment Committee typically examines factors such as the following: (i) the historical returns of the investment strategy in various market environments;
(ii) the fundamental factors driving the expected profitability of the investment strategy; (iii) the expected returns from the investment strategy over a market cycle; (iv) the expected variability of the investment strategy's returns over a market cycle; (v) the magnitude of a potential loss in extremely adverse markets; (vi) the extent to which the performance of the investment strategy is expected to correlate with that of traditional market indices, as well as with investment strategies already being used by the Grosvenor-Managed Accounts and with certain other investment strategies; (vii) the liquidity characteristics of the underlying securities used in implementing the investment strategy; (viii) the degree of difficulty in pricing and hedging the underlying securities used in implementing the investment strategy; (ix) the cost of implementing the investment strategy, including transaction costs and fees and expenses paid to the Investment Managers that implement the investment strategy; and (x) the quality of the pool of Investment Managers available to implement the investment strategy.

Grosvenor's Investment Committee generally focuses on identifying strategies that rely on a fundamental investment approach and that employ techniques designed to mitigate systemic or market risks. The Investment Committee believes that such strategies are better suited to achieving quality returns than strategies driven solely by "market timing," technical analysis or market direction.

As described more fully below, Grosvenor's Investment Committee currently approves three general categories of investment strategies for use by the Grosvenor-Managed Accounts, which it defines as "Equity Strategies," "Arbitrage/Credit Strategies" and "Opportunistic Strategies." The strategies currently approved by the Investment Committee focus primarily on the markets in the United States, Europe and Japan, and to a lesser extent, in the emerging markets in Latin America, Eastern Europe and Asia-Ex-Japan. The general categories of investment strategies approved by the Investment Committee may change from time to time.

EQUITY STRATEGIES

Equity strategies involve the purchase and/or short sale of equity and equity-linked securities in global markets. An equity Investment Manager may focus on a particular capitalization range (E.G., small cap vs. large cap) or a particular industry sector (E.G., healthcare, technology, or consumer), may employ a specific investment style (E.G., value vs. growth) or may pursue a broad mandate, investing in securities without specific regard for their issuers' capitalization, sector or geography. Some Investment Managers may employ an activist approach whereby they attempt to influence company management to take specific measures to maximize shareholder value, while others may utilize "top down" macroeconomic analysis to guide capital-allocation strategies and fundamental security selection. An equity Investment Manager generally seeks to capitalize on discrepancies between such Investment Manager's own evaluation of the intrinsic value of an equity security and assessment of the forward-looking prospects of the issuer of such security, on the one hand, and the consensus view reflected in the market price of such security, on the other hand.

To the extent the Master Fund invests with equity Investment Managers, it focuses and expects to continue to focus on Investment Managers that primarily employ "hedged equity" investment strategies. A hedged equity Investment Manager typically implements its particular investment strategy by establishing long and short positions in equity or equity-linked instruments. However, although most hedged equity Investment Managers focus on establishing both long and short positions, some of these Investment Managers may focus exclusively on establishing long or short positions. In addition to selling securities short, an equity Investment Manager may seek to hedge portfolio exposure by using instruments such as exchange-traded funds, equity-linked options, index options and futures. An equity Investment Manager may also seek to manage risk by adopting "top-down" constraints on leverage, limits on net market exposure, net regional exposure and net sector exposure, position size limits, position stop-loss limits and parameters relating to the number of its positions.

ARBITRAGE/CREDIT STRATEGIES

Arbitrage/credit strategies are broadly defined and include credit-oriented, event-driven and relative-value strategies that generally seek to exploit pricing anomalies across a variety of debt or equity securities or instruments. The primary arbitrage/credit strategies used by the Investment Managers currently approved by Grosvenor are described below.

CREDIT

Credit strategies include directional and hedged investments in debt securities, credit derivatives and related instruments. The primary investment approaches include directional credit - long, credit long - short and directional credit - short. Credit strategies, although diverse, can exhibit highly correlated losses during certain market periods.

DIRECTIONAL CREDIT - LONG

Directional Credit - Long includes distressed investing, long high-yield credit, direct lending, structured credit, and equity restructurings. Investment Managers assigned to this category typically have a net exposure greater than 50% net long.

     - DISTRESSED INVESTING consists primarily of long and short directional investments in securities of companies that are in various stages of financial difficulty, including investments in stressed and distressed companies. The goal of the strategy is to earn an attractive absolute rate of return through investing in specific events with limited exposure to broad market fluctuations. Investment Managers seek to capitalize on market opportunities resulting from a lack of information, illiquidity, excessive selling pressure, and complexity of capital structures or securities.

     - LONG HIGH-YIELD CREDIT involves taking long positions in levered loans or high-yield bonds. The positions in this sub-strategy typically are motivated by fundamental credit views that may also consider technical market factors such as short-term supply/demand imbalances. An Investment Manager may be long an issuing company's credit either by investing directly in bonds or loans or by establishing a synthetic long position through a credit default swap ("CDS").

     - DIRECT LENDING investments typically are high-yield loans to stressed or distressed companies that are asset rich but have limited liquidity, and that need quick access to capital to refinance other debt, prevent a covenant default or exploit an opportunity. The Investment Manager directly originates these loans, which typically include relatively high coupons and generous structuring fees. In order to compensate for the less liquid nature of the instruments and other inherent risks of direct lending, direct financing arrangements often will be collateralized with assets, include restrictive covenants and provide upside equity participation.

     - STRUCTURED CREDIT consists of positions in residential mortgage-backed securities ("RMBS"), commercial mortgage-backed securities ("CMBS"), asset-backed securities ("ABS"), and corporate credit-related structured credit instruments such as collateralized debt obligations ("CDO"). Trade selection is based on fundamental analysis of the underlying assets as well as structural analysis of the structured credit vehicle, including such vehicle's cash flow "waterfall."

     - EQUITY RESTRUCTURING includes investing in spin-offs, stub-trades, post-restructuring equities, post-bankruptcy equities, litigation equity trades and recapitalizations. A post-restructuring equity investment involves purchasing the equity of a company that has completed a recent restructuring, most commonly as part of a bankruptcy plan. Spin-offs are subsidiaries of large public companies that are distributed to shareholders as a means of enhancing shareholder value.

CREDIT LONG-SHORT

Credit Long-Short includes long/short credit, intra-credit arbitrage, correlation trades and credit volatility arbitrage.

     - LONG/SHORT CREDIT involves taking long and short positions that reflect relative-value views between, or among, different credits, groups of credits, sectors or indices. The positions in this sub-strategy typically are motivated by fundamental credit views with an appreciation for market technicals. One example of a long/short credit trade is a pairs trade in which the Investment Manager may be long a company's CDS and short a competitor's CDS, or long a basket of telecom credits via CDS and short a basket of financial services credits via CDS. Not all positions entail related credits; for example, an Investment Manager may construct a portfolio that includes long positions in what it believes to be under-priced high-yield credits and short positions in richly priced crossover credits.

     - INTRA-CREDIT ARBITRAGE involves taking long and short positions related to the same issuer and may include: curve trades in which the Investment Manager establishes both long and short positions along a single issuer's credit curve; basis trades, which consist of a long position in an issuer's bond and a synthetic short position in the same bond via a CDS, or VICE VERSA; senior versus subordinated debt trades in which the Investment Manager is long senior secured debt and short subordinated debt of the same company, or VICE VERSA; and debt versus equity trades in which the Investment Manager is long debt (or
          CDS) of an issuer and short equity (or equity options) of the same issuer, or VICE VERSA.

     - CORRELATION TRADES involve arbitraging perceived mispricings in baskets or portfolios of credits versus the individual components of the basket, an index or a highly-correlated derivative of the basket. Frequently, the trade is structured to be neutral to credit spread movements in the broad market. The securities used in the arbitrage may include CDOs, synthetic CDOs, bespoke CDS baskets, credit indices, and individual CDS. Synthetic CDOs are similar to CDOs, except that the credits are included in the pool via CDS contracts instead of cash bonds. Bespoke CDS baskets represent a collection of credits that are selected individually to create a customized hedge of specific portfolio risks. These instruments are less liquid due to their customized nature.

     - CREDIT VOLATILITY ARBITRAGE generally involves buying and selling options on credit spreads of individual companies or on traded indices. An Investment Manager also may buy and sell volatility across various asset classes. For example, an Investment Manager may sell volatility via options on credit spreads and buy volatility on the same company via the equity markets.

DIRECTIONAL CREDIT - SHORT

Directional Credit - Short involves shorting individual investment-grade or high-yield credits that exhibit either perceived anomalous pricing relative to similar credits or perceived weakening fundamentals with a high probability of credit deterioration. The short position typically is established using CDS. In addition to using single name CDS to short specific issuers, an Investment Manager may also use specific indices, such as the Dow Jones CDX suite of index products, to short the overall investment grade market or specific sectors.

RISK (MERGER) ARBITRAGE

Risk arbitrage is a strategy that seeks to capitalize on perceived pricing discrepancies, or "spreads," in the equity securities of two companies involved in announced corporate transactions, such as mergers, tender or exchange offers, reorganizations, liquidations and recapitalizations. For merger transactions, the strategy typically entails buying the security of the company being acquired, while simultaneously selling short the security of the acquirer. When a merger deal is pending, uncertainty about the outcome typically creates a pricing disparity; the stock of the target company typically sells at a discount to the expected acquisition price. Investment Managers investing in merger arbitrage seek to capture the spread between the current stock price and the price upon the completion of the deal. In a cash/tender transaction, the Investment Manager seeks to capture the spread between the tender price and the price at which the target company's stock is trading.

CONVERTIBLE ARBITRAGE

Convertible arbitrage strategies include a variety of strategies involving investments in convertible securities that Investment Managers perceive to be undervalued from a fundamental or volatility perspective. The primary convertible arbitrage strategies include, but are not limited to, long volatility/gamma trading, catalyst/event-driven investing, credit sensitive investing and activist investing. In general, a position in each particular strategy involves taking a long position in convertible bonds or convertible preferred shares and short positions in the underlying common stock into which the convertible securities are exchangeable, in order to isolate the aspect of the security that the Investment Manager believes is mispriced and largely eliminate the effect of directional moves in the underlying stock price.

Long volatility/gamma trading primarily involves taking positions where the Investment Manager perceives that the volatility level implied by the price of the convertible security is too low relative to historical or expected future volatility of the security.

Catalyst/event-driven investing involves taking positions where the Investment Manager expects that a catalyst or event will cause the implied volatility of the convertible bonds or the actual volatility of stock price changes to increase. Such catalysts may include new product announcements, litigation, management changes, or regulatory approval of a new drug. The Investment Manager typically will seek to hedge interest rate and credit risk by using interest rate futures or swaps and credit derivatives.

Credit sensitive investing involves taking positions where the Investment Manager expects that the financial condition of the underlying company will improve and credit spreads of the convertible bond will narrow. The credit risk of such a position typically will be largely unhedged. Such a view may be based on improved trends in earnings, refinancing of existing debt, or the selling of assets.

Activist investing relies on the ability of a manager with a significant economic stake in the equity, debt, convertible bond or other instruments of a company to influence management and corporate decisions in such a way as to increase the value of the holdings. Examples include seeking management changes, corporate restructuring, securing special dividends or other payments, or the buying back of equity or debt.

STATISTICAL ARBITRAGE

Statistical arbitrage is a strategy that seeks to exploit temporary price disparities among equity securities that historically have maintained stable price relationships. The strategy uses quantitative models to determine which securities to purchase and which to sell short and to measure market exposure. Often, these models rely upon fundamental balance sheet and income statement data such as: earnings yield, dividend yield, revisions in earnings forecasts, relationships between market capitalization, revenues and net asset values, earnings forecasts and price histories. Other approaches utilize factor analysis to measure factor risks and relative attractiveness. Investment Managers that employ the strategy purchase and sell securities in relative quantities in a manner designed to result in an aggregate portfolio that is generally neutral to broad equity market movements and/or to exposure across sectors, investment style and market capitalization.

FIXED-INCOME ARBITRAGE

Fixed-income arbitrage includes a variety of strategies involving investments in fixed-income instruments that are weighted in an attempt to eliminate or reduce exposure to changes in the level of interest rates. These strategies attempt to exploit relative perceived mispricings (I.E., anomalous yield differences) between related sets of fixed-income securities. The generic types of fixed-income arbitrage trades include the following: yield curve arbitrage, corporate versus government yield spreads (or swap spreads), municipal bond versus government yield spreads, cash versus futures basis trades, mortgages versus swaps and U.S. Treasuries, mortgage derivative arbitrage and hedged ABS.

OPPORTUNISTIC STRATEGIES

Opportunistic strategies refer to investment strategies with broad mandates to invest in a wide range of opportunities in debt, equities, non-U.S. currencies, physical commodities and derivatives in both developed and emerging markets globally. Opportunistic Investment Managers may establish both directional as well as hedged positions and typically use leverage in order to increase their invested positions.

STRATEGIES NOT PURSUED

Grosvenor's Investment Committee currently does not intend to permit the Master Fund to invest with Investment Managers whose primary focus is, in Grosvenor's judgment, one or more of the following strategies: (i) systematic commodity trend-following; (ii) so-called "Regulation D arbitrage"; (iii) investing in certain types of mortgage derivative trading; and (iv) investing in certain emerging markets. The Master Fund may, however, invest with an Investment Manager that engages in such strategies as long as Grosvenor determines that such Investment Manager's primary focus is on approved strategies. The Investment Committee may modify these restrictions from time to time without notice to investors.

(D) Investment Guidelines

The Adviser and Grosvenor have agreed to certain Investment Guidelines for the Master Fund. Grosvenor, as part of its risk management program for the Master Fund, manages the Master Fund's portfolio on a day-to-day basis in accordance with these Investment Guidelines. Among other things, the Adviser and Grosvenor have established maximum exposure amounts for certain of the investment strategies in which the Master Fund may invest, based in part on the outlook of Grosvenor's Investment Committee for the investment strategies. Grosvenor's Investment Committee bases its outlook for particular strategies on its evaluation of the risk/reward profiles of such strategies. In evaluating the risk/reward profiles of specific strategies, the Investment Committee ordinarily considers factors such as:

     - its ongoing review and monitoring of the macro-economic environment and assessment of the likely impact of macro-economic variables on the investment strategies pursued by the Master Fund;

     - its ongoing analysis of the primary drivers impacting such investment strategies;

     - communications with Investment Managers regarding their assessments of their particular opportunity sets; and

     -    communications with other market participants, such as broker-dealers.

The board of directors of the Master Fund, the Adviser and Grosvenor may reevaluate the Investment Guidelines from time to time based on various factors, including their assessment of market conditions, and may amend or modify the Investment Guidelines from time to time based on such re-evaluations. Such modifications may be made without notice to investors in the Master Fund.

Grosvenor seeks to ensure that whenever the Master Fund invests in, or withdraws/redeems capital from, an Investment Fund, the Master Fund does so in accordance with the Investment Guidelines in effect at the time of such investment or withdrawal/redemption. In certain cases, however, the Master Fund may fall out of compliance with the Investment Guidelines because of, among other things, appreciation or depreciation in the value of investments, recharacterization or reclassification of investments, limitations on withdrawals/redemptions by one or more Investment Funds, inadvertent errors or other factors that are beyond Grosvenor's control.

Should the Master Fund not be in compliance with the Investment Guidelines, Grosvenor ordinarily will implement measures designed to bring the Master Fund into compliance with the Investment Guidelines as soon as reasonably practicable. In certain cases, however, factors (such as liquidity restrictions relating to one or more investments) may affect Grosvenor's ability to bring the Master Fund into compliance with the Investment Guidelines in an expeditious manner.

In certain cases, Grosvenor's Investment Committee may recommend to the Adviser that, under the circumstances, it is appropriate to modify an Investment Guideline, or to adjust or refine the method or formula by which compliance with an Investment Guideline is tested, resulting in the change of the status of the Master Fund from non-compliant to compliant. The Investment Committee may also conclude and recommend to the Adviser that, under the circumstances, it is appropriate for the Master Fund to continue to be non-compliant, even though the Investment Committee has also concluded that, as a general matter, it is not appropriate to modify the relevant Investment Guideline or to adjust or refine the method or formula by which compliance with such Investment Guideline is tested.

(E) Identification, Evaluation and Approval of Investment Managers

Identifying New Investment Opportunities

Grosvenor's research staff seeks to identify superior Investment Managers within each investment strategy that has been approved by the Investment Committee. Although the research staff uses a number of methods to identify prospective Investment Managers, it relies heavily upon Grosvenor's proprietary and confidential network of information and individuals developed over a long period of time managing multi-manager investment funds.

Investment Due Diligence

If Grosvenor's research staff identifies a prospective Investment Manager that the staff regards as promising, the Grosvenor Portfolio Managers assign a team (an "Investment Team") comprised of at least one Grosvenor Portfolio Manager and at least two research analysts to assess:

     - certain qualitative factors relating to such prospective Investment Manager, such as its investment philosophy, investment mandate and investment decision-making structure, the skills and commitment of its key professionals, its depth and breadth of experience in the relevant investment strategy, its investment and risk management processes and its organizational infrastructure; and

     - the quality of such prospective Investment Manager's historical returns. In assessing the quality of a prospective Investment Manager's historical returns, the Investment Team may address some or all of the following factors:

          -    Performance, Volatility and Correlation

               - absolute performance, and performance relative to relevant benchmarks and peers in advancing and declining markets

               -    evaluation of extreme performance periods

               -    standard deviation and semi-deviation

               -    peak-to-trough drawdown and recovery period

               -    beta to relevant indices and in varying market environments

               - expected correlation to other Investment Managers used by the Master Fund

          -    Analysis of Exposure, Attribution and Portfolio Data

               -    gross and net invested position, long/short ratio

               - profit and loss attribution by investment strategy, geography, longs and shorts

               -    return on invested capital

               -    ratio of profitable and unprofitable positions

               -    portfolio concentration

In conducting investment due diligence, the assigned Investment Team generally will complete the following:

- multiple on-site visits to the prospective Investment Manager's primary investment office and, if applicable, key satellite investment offices;

-    multiple character reference checks on key investment personnel; and

- a proprietary information packet that may include an introductory memorandum, a profile of the prospective Investment Manager, a summary of completed due diligence and references and the applicable quantitative analyses listed in the table above.

OPERATIONAL DUE DILIGENCE

If the Investment Team assigned to a prospective Investment Manager believes that such Investment Manager is likely to pass Grosvenor's investment due diligence process, the Investment Team initiates "operational" due diligence by requesting Grosvenor's Operational Due Diligence Team (a group within Grosvenor's Finance Department) to evaluate such Investment Manager from an operational and legal perspective. Upon receiving such a request with respect to an Investment Manager, the Operational Due Diligence Team is responsible for:

     -    reviewing and analyzing relevant legal and regulatory documentation;

     - performing reference and background checks of such Investment Manager and its key personnel utilizing independent third-party investigative firms; and

     - evaluating the people, processes and systems that support such Investment Manager's infrastructure and operations.

The Operational Due Diligence Team evaluates the Investment Manager's operational infrastructure and the overall design of the Investment Manager's internal control environment. This evaluation includes a review of the audited financial statements of the Investment Fund(s) managed by such Investment Manager and evaluation of the audit firm engaged by such Investment Manager to audit such Investment Fund(s).

(F) Investment Committee and Operations Committee Approval

The Investment Committee must approve an Investment Manager before a Grosvenor-Managed Account, including the Master Fund, may invest with such Investment Manager. The Investment Committee will not consider an Investment Manager for approval unless: (i) such Investment Manager has been sponsored by at least one senior level investment professional (who may be a Grosvenor Portfolio Manager) who has been designated as an "Authorized Sponsor" by the Investment Committee and (ii) at least one other senior level investment professional (who may be a Grosvenor Portfolio Manager), also designated as an "Authorized Sponsor" by the Investment Committee has interviewed an appropriate representative or representatives of such Investment Manager.

If the Investment Team assigned to a particular prospective Investment Manager believes that such Investment Manager would be appropriate for certain Grosvenor-Managed Accounts, it prepares a recommendation for the Investment Committee to consider. If the Investment Committee approves a particular Investment Manager (and if the Operations Committee has also approved such Investment Manager based on its "operational" due diligence review, as discussed herein), any Grosvenor-Managed Account, including the Master Fund, ordinarily may invest with such Investment Manager, subject to applicable investment objectives and Investment Guidelines.

The Operations Committee must approve an Investment Manager (by majority vote) based on its review and analysis of the "operational" due diligence performed by the Operational Due Diligence Team, before a Grosvenor-Managed Account, including the Master Fund, may invest with such Investment Manager.

(G) Portfolio Construction

As discussed above, the Master Fund is managed on a day-to-day basis by one or more Grosvenor Portfolio Managers assigned to the Master Fund by Grosvenor's Chief Executive Officer. The Grosvenor Portfolio Managers assigned to the Master Fund employ a combination of "top down" and "bottom-up" inputs in constructing the Master Fund's portfolio. The "top down" inputs consist of: (i) the requirement to use investment strategies and Investment Managers that have been approved by the Investment Committee; (ii) the Master Fund's investment objectives; and (iii) the Master Fund's Investment Guidelines. The "bottom-up" inputs consist of the Grosvenor Portfolio Managers' judgment in selecting and allocating capital to approved Investment Managers in a manner that such Grosvenor Portfolio Managers determine to be appropriate in light of the Master Fund's investment objectives and Investment Guidelines. The Grosvenor Portfolio Managers base their allocation decisions upon both qualitative and quantitative factors, supplementing experienced investment judgment with quantitative analyses.

SELECTION OF INVESTMENT MANAGERS

The Grosvenor Portfolio Managers assigned to the Master Fund generally seek to achieve diversification across both investment strategies and Investment Managers, often selecting multiple Investment Managers within each such strategy in order to access differing investment styles, mitigate manager-specific risk and provide for future capacity as capital is added to the Master Fund.

The Grosvenor Portfolio Managers assigned to the Master Fund may consider a number of factors in selecting Investment Managers for the Master Fund, including, but not limited to:

     - investment style (E.G., generalist versus sector specialist; shorter-term versus longer-term investment horizon; level of activism; value versus growth orientation; concentrated versus diversified; long- versus short-bias);

     -    correlation with other Investment Managers used by the Master Fund;

     - compatibility of the Investment Manager's liquidity provisions with those of the Master Fund; and

     - capacity of the Investment Manager to accept additional capital over time.

PORTFOLIO ALLOCATIONS

The Grosvenor Portfolio Managers assigned to the Master Fund utilize certain quantitative analytical reports generated by Grosvenor's proprietary risk management software to test and refine their judgment regarding: (i) their selection of Investment Managers for the Master Fund; and (ii) the amount of assets to be allocated to each such Investment Manager. Such reports are designed to enable the Grosvenor Portfolio Managers to evaluate the risk and return characteristics of proposed alternative allocations to particular Investment Managers. Such reports currently consist of historical simulation analyses, historical simulation stress tests and scenario analyses, forward-looking analyses, look-through exposure analyses and portfolio liquidity analyses.

(H) Ongoing Monitoring and Portfolio Adjustment

STRATEGY MONITORING

Certain personnel within Grosvenor's Investments Department are responsible for staying abreast of market developments affecting specific investment strategies and communicating their findings to the Investment Committee. The Investment Committee reviews such findings to determine whether particular investment strategies (and the exposure target ranges applicable to such investment strategies) continue to be appropriate. The Investment Committee may recommend to the Master Fund's board of directors and the Adviser to add or terminate a particular investment strategy, or change the exposure target ranges applicable to such investment strategy, based on any number of factors, such as: (i) a better alternative for investing the capital invested in such investment strategy; (ii) a change in the expectations for such investment strategy; or
(iii) a change in the investment or economic environment.

INVESTMENT MANAGER MONITORING

i) INVESTMENT MONITORING

The Grosvenor Portfolio Managers and certain other personnel within Grosvenor's Investments Department are responsible for staying abreast of current developments affecting Investment Managers and communicating their findings to the Investment Committee.

Grosvenor's research staff monitors certain aspects of Investment Manager performance and communicates from time to time with Investment Managers to review the performance of the Investment Funds managed by such Investment Managers and to discuss such Investment Managers' investment outlook.

Grosvenor obtains certain exposure-level information that enables the Investment Committee and the Grosvenor Portfolio Managers to analyze various investment strategies, markets and sectors on a "look-through" basis. Although Grosvenor does not require that Investment Managers provide position-level transparency, Investment Managers typically provide aggregated, portfolio-level information with respect to the invested positions and risk profiles of their Investment Funds. This information typically includes, but is not necessarily limited to, data related to each Investment Fund's long, short, gross and net exposure, industry sector and/or geographic exposure (where appropriate), concentration, and leverage. The information set provided by Investment Managers varies depending upon their investment strategy focus and investment style. This summary-level risk information is augmented through ongoing conversations with the Investment Manager and, together with such conversations, is intended to provide an overall view of the relevant Investment Fund's risk exposure.

Although the Grosvenor Portfolio Managers ordinarily make medium- to long-term commitments to Investment Managers on behalf of the Master Fund (in order to give the Investment Managers a reasonable opportunity to achieve their objectives), the Investment Committee may determine to terminate an existing Investment Manager based on any number of factors, such as:

     - disappointing performance relative to the Investment Committee's expectations for such Investment Manager or to other Investment Managers using the same general type of investment strategy;

     - excessive returns which may be indicative of risk taking inconsistent with the Investment

          Committee's expectations;

     -    deviation from stated investment strategy;

     -    deviation from area of expertise;

     -    significant revisions of reported results;

     - a change in circumstances regarding such Investment Manager, including:

          -    changes in such Investment Manager's investment process;

          -    complacency or "shell shock";

          -    changes in such Investment Manager's back-office operations;

          - changes in the type or amount of assets under the management of such Investment Manager;

          -    changes in the type(s) of products offered by such Investment
               Manager;

          -    changes in key personnel or development of personnel problems;

          - changes in the terms and conditions of investments in the Investment Fund(s) managed by such Investment Manager;

          -    new conflicts of interest affecting such Investment Manager;

          -    legal or ethical issues; and/or

          -    lack of or misleading disclosure; and

     - withdrawal of such Investment Manager's investment or withdrawal of investments by such Investment Manager's personnel;

in each case, as determined in Grosvenor's judgment.

These factors, either alone or in combination, are not necessarily grounds for immediate Investment Manager termination, but may lead the Investment Committee to place an Investment Manager on its "watch list," thereby triggering a thorough review of such Investment Manager. Ordinarily, no additional capital is allocated to an Investment Manager during such time as such Investment Manager is on the Investment Committee's "watch list." The Investment Committee may remove an Investment Manager from its "watch list" if the results of the review are favorable, or terminate the Investment Manager if the results of the review are unfavorable. The Investment Committee may also determine that developments at the Investment Manager should be followed more closely for a period of time before reaching a final decision. While Grosvenor may elect to terminate an Investment Manager, its ability to cause a Grosvenor-Managed Account such as the Master Fund to fully withdraw/redeem from such Investment Manager's Investment Fund(s) is determined by the investor liquidity provisions of such Investment Fund(s).

ii) MONITORING OF NON-INVESTMENT OPERATIONS.

The Operational Due Diligence Team is responsible for staying abreast of current developments affecting the Investment Managers' personnel, infrastructure, operations and service providers, and communicates its findings to the Operations Committee.

The Operational Due Diligence Team monitors certain aspects of the Investment Managers' operations and stays in frequent communication with the Investment Managers in reviewing the timeliness and accuracy of the investment performance reports of the Investment Funds provided by such Investment

Managers. Grosvenor's Finance Department has developed an ongoing investment manager monitoring program, utilized by the Operational Due Diligence Team, designed to (i) identify inaccuracies in financial results and Investment Fund valuations reported by Investment Managers; (ii) identify changes in the Investment Managers' personnel, processes or systems that support the Investment Managers' operations; (iii) identify changes in third-party service providers such as administrators or auditors used by the Investment Managers; and (iv) determine the nature and extent of future due diligence procedures to perform.

The Operational Due Diligence Team, through its monitoring procedures described above, may identify issues that are not necessarily grounds for immediate Investment Manager termination, but may lead the Operations Committee to place an Investment Manager on its "close monitor list," thereby triggering a thorough operational review and heightened monitoring of such Investment Manager's operations. Ordinarily, without specific approval from the Operations Committee, no additional capital is allocated to an Investment Manager during such time as such Investment Manager is on the Operations Committee's "close monitor list." The Operations Committee may remove an Investment Manager from its "close monitor list" if the results of the review are favorable, or terminate the Investment Manager if the results of the review are unfavorable. The Operations Committee may also determine that developments at the Investment Manager should be followed more closely for a period of time before reaching a final decision.

The Operational Due Diligence Team is also responsible for:

     - consulting from time to time with Grosvenor's Legal Department in order to stay abreast of current legal developments affecting Investment Managers and their Investment Funds;

     - periodically updating background investigations into the key personnel of the Investment Managers; and

     -    communicating its findings to the Operations Committee.

PORTFOLIO ADJUSTMENT

The Master Fund has a dynamic portfolio. The Grosvenor Portfolio Managers responsible for managing the Master Fund change the amounts they allocate to particular Investment Managers on behalf of the Master Fund from time to time based on factors such as:

     - the Investment Committee's approval of new investment strategies or termination of existing investment strategies;

     - the Investment Committee's approval of new Investment Managers or termination of existing Investment Managers;

     -    changes in the Master Fund's Investment Guidelines; and

     - such Grosvenor Portfolio Managers' ongoing analysis of Investment Manager allocations in light of the Master Fund's investment objectives.

(I) Modifications of Investment Process

The foregoing summarizes Grosvenor's investment process in effect as of the date of this Registration Statement. Grosvenor has modified its investment process from time to time in the past, and expects to continue to modify its investment process from time to time in the future. Such modifications may be material and may be made without notice to investors in the Master Fund.

(J) Limited Direct Investments

Grosvenor may from time to time invest the Master Fund's assets directly in the types of financial instruments in which Investment Funds invest ("Direct Investments"). Although Direct Investments may be made to recognize gains, Direct Investments are typically (i) for hedging purposes involving the purchase or sale of securities or derivatives to reduce certain exposures of the Master Fund (E.G., the purchase of puts on the S&P 500 index) and (ii) for cash management purposes (E.G., the purchase of high quality, fixed income securities, money market instruments, money market mutual funds, or cash or cash equivalents). Direct Investments are expected to be minimal in light of Grosvenor's focus on investing in Investment Funds.

RESTRICTED AND ILLIQUID INVESTMENTS

     Although it is anticipated that most Investment Funds will invest primarily in publicly traded securities, they generally may invest a portion of the value of their total assets in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

     Where registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Manager may be permitted to sell a security under an effective registration statement. If, during such period, adverse market conditions were to develop, an Investment Fund might obtain a less favorable price than prevailed when it decided to sell. Investment Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

     In addition, the Master Fund's interests in unregistered Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Master Fund may liquidate an interest and withdraw from an unregistered Investment Fund pursuant to limited withdrawal rights. In general, most of the Investment Funds in which the Master Fund invests provide for periodic withdrawals of capital ranging from monthly to annually and, in some cases, have lock up provisions under which the Master Fund may not withdraw capital for a specified period after the date of its contribution. Additionally, the governing documents of the Investment Funds generally provide that the Investment Fund may suspend, limit or delay the right of its investors, such as the Master Fund, to withdraw capital. The illiquidity of these interests may adversely affect the Master Fund were it to have to sell interests at an inopportune time.

USE OF PROCEEDS; CASH EQUIVALENTS

     The net proceeds of the offering of Interests (after payment of expenses) are expected to be invested at all times in accordance with the investment objectives and policies of the Master Fund. The Master Fund may invest in money market instruments or shares of money market funds, or hold cash, for liquidity purposes. The Investment Managers may also invest in such cash equivalents.

BORROWING

     The Fund, the Offshore Fund and the Master Fund are authorized to borrow. The Fund, the Offshore Fund and the Master Fund may borrow money for certain purposes, such as making payments to

Investment Funds in accordance with the Master Fund's investment commitments and paying fees and expenses of the Fund, the Offshore Fund and the Master Fund, subject to any limitations imposed by applicable law. The Fund, the Offshore Fund and the Master Fund may borrow money from time to time on a short-term basis for liquidity purposes. All interest and other fees charged under any line of credit will be paid by the Fund, the Offshore Fund or the Master Fund, as applicable. If the cash flows of the Master Fund are insufficient to meet required payments on a line of credit, the Master Fund could be forced to liquidate investments in Investment Funds at times or in amounts that are not advantageous to the Master Fund.

INCENTIVE ALLOCATION

     Each Investment Manager generally will receive performance-based allocations, expected to range from 15% to 25% of net profits. The performance-based allocation that will be received by an Investment Manager may create an incentive for the Investment Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because the performance-based allocation will be calculated on a basis that includes realized and unrealized appreciation of an Investment Fund's assets, the performance-based allocation may be greater than if it were based solely on realized gains. The fees and other expenses borne by the Master Fund, including the performance-based allocations indirectly payable by the Master Fund as a result of its investments in Investment Funds, are higher than those of other registered investment companies.

LIQUIDITY RISKS

     Interests are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Interests from time to time, a Member may not be able to liquidate its Interest in the Fund for an extended period of time. The Adviser expects that it will recommend to the Board of Directors that the Fund offer to repurchase Interests from members four times each year, effective at the end of each calendar quarter.

     Distributions of proceeds upon the repurchase of a Member's Interest may be delayed as a result of restrictions on withdrawals imposed by the Investment Funds in which the Master Fund's, and indirectly, the Fund's, assets are invested. The ability of the Master Fund to withdraw any amount invested in an Investment Fund may be subject to certain restrictions and conditions, including restrictions on the withdrawal of interests for a specified period (a "lock-up"), restrictions on the amount of withdrawals and the frequency with which withdrawals can be made, and investment minimums which must be maintained. Additionally, Investment Managers typically reserve the right to suspend withdrawals and to satisfy withdrawals by making distributions in-kind of securities which may not be marketable, under certain circumstances. During the financial market crisis that began in 2008, an unprecedented number of private investment funds suspended withdrawals/redemptions, allocated substantial portions of their portfolios to "special purpose vehicles" with delayed liquidity and/or "side-pocketed" or "designated" portions of their portfolios, due to what the investment managers of such funds believed to be an inability to effect portfolio transactions at reasonable price levels. In addition, although the Investment Managers generally invest in marketable securities, an Investment Manager may invest in securities or other investments which are illiquid or have limited liquidity, including, but not limited to, restricted securities which may have terms that limit their resale to other investors or may require registration under applicable securities laws before they may be sold publicly. For these reasons, it is possible that a significant portion of the Master Fund may become illiquid or have limited liquidity, which would adversely affect the ability of the Fund to make offers to repurchase Interests.

DISTRIBUTIONS TO MEMBERS AND PAYMENT OF TAX LIABILITY

     The Fund does not intend to make periodic distributions of its net income or gains, if any, to Members. Whether or not distributions are made, Members are required each year to pay applicable Federal and state income taxes on their respective shares of the Fund's taxable income, and will have to pay applicable taxes from other sources. The amount and times of any distributions will be determined in the sole discretion of the Board of Directors.

SPECIAL RISKS OF MULTI-MANAGER STRUCTURE

     The Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund, as an indirect investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds. Although Grosvenor receives detailed information from each Investment Manager regarding its investment performance and investment strategy, Grosvenor may have little or no means of independently verifying this information. An Investment Manager may use proprietary investment strategies that are not fully disclosed to Grosvenor, which may involve risks that are not anticipated by Grosvenor.

     The Master Fund relies primarily on information provided by Investment Managers in valuing its investments in Investment Funds. There is a risk that inaccurate valuations provided by Investment Managers could indirectly adversely affect the value of Interests and the amounts Members receive upon the repurchase of Interests.

     For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive information on a timely basis from the Offshore Fund, which receives such information from the Master Fund. The Master Fund, in turn, receives such information from the Investment Managers. The Investment Manager's delay in providing this information could significantly delay the Fund's preparation of tax information for investors, which might require Members to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report.

     An investor who meets the conditions imposed by the Investment Managers, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly with the Investment Managers. By investing in the Investment Funds indirectly through the Fund, a Member bears a PRO RATA portion of the asset-based fee and other expenses of the Fund and expenses of the Offshore Fund and a PRO RATA portion of the asset-based fees and other expenses of the Master Fund attributable to the Offshore Fund's interest in the Master Fund and also indirectly bears a PRO RATA portion of the asset-based fees, performance-based allocations and other expenses borne by the Master Fund as an investor in Investment Funds.

     Each Investment Manager receives any performance-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Master Fund generally. Accordingly, an Investment Manager with positive performance may receive performance-based compensation from the Master Fund, and thus indirectly from the investors in the Fund, even if the Master Fund's overall returns are negative. Investment decisions for the Investment Funds are made by the Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Master Fund could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

     The Master Fund may make additional investments in or effect withdrawals from Investment Funds only at certain times pursuant to limitations set forth in the governing documents of the Investment Funds. Therefore, the Master Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss to the Master Fund and adversely affect the Fund's investment return. Additionally, the Master Fund from time to time may have to invest some of its assets temporarily in money market securities or, subject to the limitations of the 1940 Act, money market funds, due to these limitations.

     The Master Fund expects it may purchase non-voting securities of an Investment Fund or waive some or all of its right to vote its securities with respect to Investment Funds. Consequently, in that situation, it may not be able to vote (or would have its vote limited) on matters that require the approval of the investors in the Investment Fund, including matters that could adversely affect the Master Fund's investment in the Investment Fund.

     Investment Funds may be permitted to redeem their interests in kind. Thus, upon the Master Fund's withdrawal of all or a portion of its interest in an Investment Fund, the Master Fund may receive securities that are illiquid or difficult to value. In the event the Offshore Fund were to receive such securities from the Master Fund, it would be required to dispose of such securities either through liquidation or by distributing such securities to members of the Offshore Fund (including, without limitation, the Fund). In such situations, the Fund would also be required to dispose of such securities either through liquidation or by distributing such securities to Members in connection with a repurchase by the Fund of all or a portion of Interests of Members.

     A noncorporate investor's share of the Master Fund's investment expenses attributable to the Fund (including (i) asset-based fees at the Master Fund, Offshore Fund, Fund and the Investment Fund level, and (ii) performance-based allocations at the Investment Fund level) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the noncorporate investor's alternative minimum tax liability.

     The Master Fund may agree to indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of various matters where the Investment Fund or Investment Manager has been adversely affected by the actions of the Master Fund.

OTHER CONSIDERATIONS

     Other investors in the Master Fund may alone or collectively acquire sufficient voting interests in the Master Fund to control matters relating to the operation of the Master Fund. If other investors control the Master Fund, it could adversely affect the Offshore Fund's ability to meet redemption requests, which requires the cooperation of the Master Fund's board of directors, could result in a change to the Master Fund's investment objectives, or could have other indirect adverse consequences to the Fund. As a result, the Fund could be required to withdraw its investment in the Offshore Fund or take other appropriate action. Any such withdrawal could result in an in-kind distribution of securities (as opposed to a cash distribution from the Offshore Fund). If securities and other noncash assets are distributed, the Fund would incur brokerage, tax, or other charges in converting those assets to cash.

RECENT DEVELOPMENTS POTENTIALLY IMPACTING TAXATION OF MEMBERS

     As indicated above, the Fund intends to pursue its investment objectives by primarily investing through the Offshore Fund. Legislation has been introduced in the U.S. Congress that, if enacted, would impose a U.S. withholding tax of 30% on payments (including gross proceeds) attributable to certain U.S. investments made to certain non-U.S. persons, including investment funds, which do not satisfy certain reporting obligations with respect to certain of their direct or indirect U.S. investors. At this time it cannot be predicted whether this legislation will be enacted, and, if enacted, what its form will be. Members should consult their own tax advisors regarding the possible implications of this legislation on their investment in Interests.

MASTER-FEEDER STRUCTURES

     The Fund will not invest directly in Investment Funds. Instead, it will invest substantially all of its investable assets in the Offshore Fund, which, in turn, invests in the Master Fund. The Master Fund purchases, holds and sells investments in accordance with its investment objectives and policies. The Board of Directors of the Fund believes that the fees and expenses of the Fund (including its PRO RATA share of the expenses of the Offshore Fund and the Fund's indirect share of the fees and expenses of the Master Fund) will be less than or approximately equal to the expenses that the Fund would incur if its assets were invested directly in Investment Funds. The Offshore Fund does not have the right to withdraw its investment in the Master Fund. Instead, it may do so only through periodic repurchases by the Master Fund of the Fund's interests in the Master Fund. This may indirectly limit the ability of the Fund to make offers to repurchase Interests to such times when the Offshore Fund is permitted to tender its interests in the Master Fund. In addition, the Fund may receive securities and other investments from the Offshore Fund (received by the Offshore Fund from the Master Fund) in lieu of cash when it redeems shares of the Offshore Fund. The Fund will incur expenses in liquidating investments received in connection with any "in kind" distributions. A change in the investment objectives, policies or restrictions of the Master Fund may cause the Fund to request a redemption from the Offshore Fund, which, in turn, must first seek to have the Master Fund repurchase the Offshore Fund's ownership interest in the Master Fund. Alternatively, the Fund (and the Offshore Fund) could seek to change its investment objectives, policies or restrictions to conform to those of the Master Fund. The investment objectives and policies of the Master Fund are not fundamental and may be changed without the approval of investors in the Master Fund (including the Offshore Fund). These investors may include other investment funds, including investment companies that, like the Fund, are registered under the 1940 Act (including, without limitation, Grosvenor Registered Multi-Strategy Fund (TI 1), LLC and Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, parallel entities that invest directly in the Master Fund), and other types of pooled investment vehicles that may or may not be investment companies registered under the 1940 Act. Investors in the Master Fund, the Offshore Fund and the Fund will be notified if the Master Fund, the Offshore Fund or the Fund changes its investment objectives.

     Each member of the Master Fund, including the Fund, has the right to cast a number of votes based on the value of the member's respective capital account at meetings of members called by the board of directors of the Master Fund. Except for the exercise of their voting privileges, members of the Master Fund are not entitled to participate in the management or control of the Master Fund's business, and may not act for or bind the Master Fund.

ITEM 18. MANAGEMENT.

                                                                                             NUMBER OF FUNDS       OTHER
                            TERM OF OFFICE                                                   IN FUND COMPLEX   DIRECTORSHIPS
NAME, AGE, AND POSITION      AND LENGTH OF                                                     OVERSEEN BY        HELD BY
WITH THE FUND                 TIME SERVED        PRINCIPAL OCCUPATION DURING PAST 5 YEARS        MANAGER         DIRECTORS
-----------------------   ------------------   -------------------------------------------   ---------------   -------------
                                                   DISINTERESTED DIRECTORS

Alan Brott                Term - Indefinite;   Consultant, since October 1991; Associate             8              N/A
(Born in 1942)            Length - Since       Professor, Columbia University Graduate
Director                  November 30, 2009    School of Business, since 2000; Various
                                               positions with Ernst & Young for over 20
                                               years.

John C. Hover II          Term - Indefinite;   Former Executive Vice President of U.S.              10              N/A
(Born in 1943)            Length - Since       Trust Company (retired since 1998). He also
Director                  November 30, 2009    serves on the board of directors of Tweedy,
                                               Browne Fund, Inc.

Victor F. Imbimbo,        Term - Indefinite;   President and CEO of Caring Today, LLC, the          10              N/A
Jr. (Born in 1952)        Length - Since       publisher of Caring Today Magazine, the
Director                  November 30, 2009    leading information resource within the
                                               family caregivers market. Prior to this,
                                               Mr. Imbimbo was Executive Vice President of
                                               TBWA\New York and President for North
                                               America with TBWA/WorldHealth, a division
                                               of TBWA Worldwide where he directed
                                               consumer marketing program development for
                                               healthcare companies primarily within the
                                               pharmaceutical industry.

Stephen V. Murphy         Term - Indefinite;   President of S.V. Murphy & Co., an                   10              N/A
(Born in 1945)            Length - Since       investment banking firm. He also serves on
Director                  November 30, 2009    the board of directors of The First of Long
                                               Island Corporation, The First National Bank
                                               of Long Island and Bowne & Co., Inc.

                                                                                             NUMBER OF FUNDS       OTHER
                            TERM OF OFFICE                                                   IN FUND COMPLEX   DIRECTORSHIPS
NAME, AGE, AND POSITION      AND LENGTH OF                                                     OVERSEEN BY        HELD BY
WITH THE FUND                 TIME SERVED        PRINCIPAL OCCUPATION DURING PAST 5 YEARS        MANAGER         DIRECTORS
-----------------------   ------------------   -------------------------------------------   ---------------   -------------
Thomas G. Yellin          Term - Indefinite;   President, The Documentary Group since                8              N/A
(Born in 1954)            Length - Since       December 2002; Executive Producer, ABC News
Director                  November 30, 2009    from August 1989 to December 2002.

                                               OFFICERS WHO ARE NOT DIRECTORS

Steven L. Suss            Term - Indefinite    Managing Director, Alternative Investment           N/A              N/A
(Born in 1960)            Length - Since       Asset Management, Bank of America (7/07 to
Chief Executive           November 30, 2009    present); Director, Chief Financial Officer
Officer and President                          and Treasurer (10/07 to present) and Senior
Chief Financial                                Vice President (6/07 to present) of U.S.
Officer and Treasurer                          Trust Hedge Fund Management, Inc.; Director
                                               (4/07 to 5/08), Senior Vice President (7/07
                                               to 5/08), and President (4/07 to 6/07) of
                                               UST Advisers, Inc.; Senior Vice President
                                               of U.S. Trust's Alternative Investment
                                               Division (4/07 to 6/07); Chief Financial
                                               Officer and Chief Compliance Officer,
                                               Heirloom Capital Management, L.P. (5/02 to
                                               9/06).

Marina Belaya             Term - Indefinite    Assistant General Counsel, Bank of America          N/A              N/A
(Born in 1967)            Length - Since       (7/07 to present); Vice President and
Secretary                 November 30, 2009    Senior Attorney of U.S. Trust (2/06 to
                                               6/07); Vice President, Corporate Counsel,
                                               Prudential Financial (4/05 to 1/06);
                                               Associate, Schulte Roth & Zabel LLP (9/02
                                               to 3/05).

     The Directors will serve on the Board of Directors for terms of indefinite duration. A Director's position in that capacity will terminate if the Director is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Director may resign at any time (upon prior written notice to the other Directors), and may be removed either by vote of two-thirds (2/3) of the Directors not subject to the removal vote or by a vote of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director so long as immediately after the appointment at least two-thirds (2/3) of the Directors then serving have been elected by Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by Members cease to constitute a majority of the Directors then serving.

The following table sets forth certain information regarding the compensation expected to be received by the Directors who are not "interested persons" (as defined by the 1940 Act) of the Fund or the Adviser (the "Independent Directors ") from the Fund and from all registered investment companies for which the Adviser or its affiliates serve as investment adviser for the fiscal year ending March 31, 2010. No compensation is paid by the Fund to Directors who are "interested persons" (as defined by the 1940 Act) of the Fund or the Adviser. A majority of the Directors are Independent Directors.

                       COMPENSATION TABLE FOR FISCAL YEAR
                              ENDING MARCH 31, 2010

                                             Pension or                            Total
                                        Retirement Benefits      Estimated      Compensation
                         Compensation    Accrued as Part of   Annual Benefits    from Fund
Name of Person             from Fund       Fund Expenses      Upon Retirement     Complex*
--------------           ------------   -------------------   ---------------   ------------
Alan Brott                 $3,000.00             $0                  $0           $38,000(8)
John C. Hover II           $3,000.00             $0                  $0           $65,250(10)
Victor F. Imbimbo, Jr.     $3,000.00             $0                  $0           $78,250(10)
Stephen V. Murphy          $3,000.00             $0                  $0           $79,250(10)
Thomas G. Yellin           $3,000.00             $0                  $0           $38,000(8)

* The total compensation paid by the Fund Complex is estimated for the fiscal year ending March 31, 2010. The parenthetical number represents the number of affiliated investment companies (including the Fund and the Master Fund) from which such person receives compensation. The "Fund Complex" consists of Excelsior Multi-Strategy Hedge Fund of Funds Master Fund, LLC, Excelsior Multi-Strategy Hedge Fund of Funds (TI 2), LLC, Excelsior Multi-Strategy Hedge Fund of Funds (TE 2), LLC, Excelsior Multi-Strategy Hedge Fund of Funds (TI), LLC, Excelsior Multi-Strategy Hedge Fund of Funds (TE), LLC, Excelsior Venture Partners III, LLC, Excelsior Venture Investors III, LLC, Grosvenor Registered Multi-Strategy Fund (TI 1), LLC, Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, the Master Fund and the Fund.

     The Board of Directors has formed an Audit Committee, comprised of the Independent Directors, which will be responsible for overseeing the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers and for acting as a liaison between the Fund's independent accountants and the Board.

     The Board of Directors has formed a Nominating Committee, comprised of the Independent Directors. The duties and functions of the Nominating Committee include reviewing candidates for and making nominations of Independent Directors to the Board, periodically reviewing the composition of the Board to determine whether for any reason it may be appropriate to add new Directors, reviewing the membership of each committee established by the Board, and reviewing and making recommendations to the Board regarding the compensation of Independent Directors. The Nominating Committee does not have a policy with regard to the consideration of any Director candidates recommended by Investors, as the Fund does not hold annual meetings to elect Directors.

     The Fund is expected to pay each of the Independent Directors a per meeting fee of $500 for attendance at quarterly or special meetings of the Board of Directors (whether telephonic or in-person) and $1,000 for each Audit Committee meeting (whether telephonic or in-person). In addition, each Independent Director will receive an annual retainer in the aggregate amount of $10,000 ($11,000 for the chairman of the Audit Committee) from the Fund, the Master Fund, Grosvenor Registered Multi-Strategy Fund (TI 1), LLC and Grosvenor Registered Multi-Strategy Fund (TI 2), LLC, and Independent Directors are reimbursed for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

     The following table sets forth the dollar range of equity securities beneficially owned by each Director as of January 1, 2010.

                                        Aggregate Dollar Range of Equity
                         Dollar Range     Securities of All Registered
                           of Equity    Investment Companies Overseen by
                          Securities    Director in Family of Investment
Name of Director          of the Fund               Companies
----------------         ------------   --------------------------------
Alan Brott                   None                     None
John C. Hover II             None                $10,001-$50,000
Victor F. Imbimbo, Jr.       None                  $1-$10,000
Stephen V. Murphy            None                 Over $100,000
Thomas G. Yellin             None                     None

     No Independent Director owns beneficially or of record any security of the Adviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Fund or the Adviser.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As the sole member of the Registrant, Steven L. Suss is deemed to be a control person of the Registrant. In addition, by virtue of Mr. Suss being an officer of the Adviser, the Adviser may be deemed a control person of the Registrant. However, Mr. Suss shall withdraw from the Fund immediately preceding the commencement of operations of the Fund and, thus, at such time, the Adviser would no longer be deemed a control person of the Registrant. For purposes of this item, "control" means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

     The Adviser is a Delaware corporation and is registered as an investment adviser under the Advisers Act. The Adviser serves as the investment adviser to registered investment companies and private investment companies. The principal office of the Adviser is located at 100 Federal Street, Boston, Massachusetts 02110 and its telephone number is 866-921-7951.

     The Adviser is an indirect wholly-owned subsidiary of Bank of America. The Adviser and the companies controlling the Adviser (including Bank of America) may be deemed to "control" the Fund, as such term is defined by the 1940 Act.

     Bank of America, the Adviser and their affiliates are subject to certain U.S. banking laws, including the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to regulation by the Federal Reserve. None of Bank of America, the Adviser or any of their affiliates expects to control the Fund or the Master Fund for purposes of the BHCA. However, if Bank of America, directly or indirectly through its subsidiaries, makes capital contributions to the Fund or the Master Fund in an aggregate amount such that Bank of America may be deemed to control the Fund or the Master Fund for purposes of the BHCA, or if Bank of America is otherwise deemed to control the Fund or the Master Fund for purposes of the BHCA, the Fund or the Master Fund, as the case may be, may be subject to certain investment limitations and other limitations. For example, if Bank of America is deemed to control the Master Fund, the Master Fund may be unable to purchase securities of an Investment Fund (or other company) if the aggregate ownership of the Investment Fund by the Master Fund, when aggregated with the investments (if any) of Bank of America and its affiliates in such Investment Fund (or other company), equal 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity (including subordinated debt) of the Investment Fund (or other company). In addition, other restrictions on the transactions and relationships between Bank of America, the Adviser and their affiliates, on the one hand, and the Fund or the Master Fund, on the other hand, may apply.

     The Fund has also entered into a member servicing agreement with the Servicing Agent to provide (or arrange for the provisions of) ongoing Member and account maintenance services (the "Servicing Agreement"). These services include, but are not limited to, handling Member inquiries regarding the Fund; assisting in facilitating communications between Members and the Fund; notifying the Fund of any changes to Member information, such as changes of address; and providing such other information and Member services as the Fund may reasonably request. As consideration for these services, the Fund pays a monthly Servicing Fee to the Servicing Agent at an annualized rate of 0.25% of the net assets of the Fund determined as of the last business day of the month (prior to any withdrawal or distribution of capital during the month). The Servicing Fee is payable monthly in arrears on or before the thirtieth day of the following month. The Servicing Agent is an indirect subsidiary of Bank of America and is an affiliate of the Adviser.

     The Board of Directors has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent registered public accounting firm of the Fund. PricewaterhouseCoopers' principal business address is located at 300 Madison Avenue, New York, New York 10017.

ITEM 21. PORTFOLIO MANAGERS

     Grosvenor's Investment Committee is responsible for overseeing the identification and evaluation of investment strategies and approving (or disapproving) the investment strategies for the Master Fund.

OTHER FUNDS AND ACCOUNTS MANAGED

     The table below provides information regarding the other accounts managed by the Investment Committee as of June 30, 2009:

                                                                 NUMBER OF
                                                                 ACCOUNTS         ASSETS
                                                                  MANAGED      MANAGED FOR
                                                                 FOR WHICH        WHICH
                                                                 ADVISORY        ADVISORY
                                   NUMBER OF                      FEE IS          FEE IS
                                    ACCOUNTS                   PERFORMANCE-    PERFORMANCE-
TYPE OF ACCOUNT                     MANAGED                       BASED(2)       BASED(3)
---------------                    ---------                   ------------   -------------
DAVID B. SMALL
Registered Investment Companies         1      $450 million           1       $450 million
Other pooled investment vehicles       33      $18 billion           21       $6.3 billion
Other accounts                          1      $452 million           0            N/A
BRIAN A. WOLF
Registered Investment Companies         1      $450 million           1       $450 million
Other pooled investment vehicles       39      $19.4 billion         20       $6.1 billion
Other accounts                          1      $452 million           0            N/A
DAVID S. RICHTER
Registered Investment Companies         1      $450 million           1       $450 million
Other pooled investment vehicles       43      $19.7 billion         22       $6.4 billion
Other accounts                          1      $452 million           0            N/A
MICHAEL J. SACKS (4)
Registered Investment Companies         0           N/A             N/A            N/A
Other pooled investment vehicles        5      $5.7 billion           1       $804 thousand
Other accounts                          0           N/A             N/A            N/A

(1) For purposes of this column, "master-feeder" structures, which may include multiple "feeder" funds, are counted as one account.

(2) For purposes of this column, "feeders" into a "master fund" are counted as individual accounts where they have performance-based fees.

(3) Total AUM for each account is included. Note, however, that in some accounts, some investors may not be subject to performance-based fees.

(4) Michael J. Sacks, Grosvenor's Chief Executive Officer, is not a member of the Investment Committee, but has veto power over all decisions made by the Investment Committee.

     COMPENSATION STRUCTURE. Mr. Sacks and the members of the Investment Committee each receive a fixed base salary as well as an annual bonus based upon the success of the firm. In addition, each holds an equity participation, which entitles him to distributions. Compensation is not based upon the performance or net asset value of the Fund or any of the other accounts managed by the Investment Committee.

     OWNERSHIP BY PORTFOLIO MANAGERS. As of the date of this Registration Statement, none of the individuals at Grosvenor responsible for the day-to-day investment management of the Master Fund owns any interests in the Master Fund.

CONFLICTS OF INTEREST.

GENERAL

     The Adviser and its affiliates and their partners, officers and employees, including those involved in the investment activities and business operations of the Fund and the Master Fund (collectively, for the purposes of this section, "Fund Affiliates"), Grosvenor and Investment Managers are engaged in business and investments unrelated to the Fund or the Master Fund. Investors should be aware that these other business and investment activities compete for the Fund Affiliates', Grosvenor's and Investment Managers' time and attention and that of their principals, partners, directors, officers, members and employees, and might create other conflicts of interest. Set forth below is disclosure related to a number of possible conflicts that may arise. This disclosure is not intended to be exhaustive.

     Fund Affiliates are active participants in the global currency, equity, commodity, fixed income and other markets in which the Master Fund directly or indirectly invests. As such, Fund Affiliates are actively engaged in transactions in the same securities and other instruments in which the Investment Funds may invest. The proprietary activities or portfolio strategies of Fund Affiliates, Grosvenor and Investment Managers, or the activities or strategies used for accounts managed by Fund Affiliates, Grosvenor, or Investment Managers for other customer accounts, could conflict with the transactions and strategies employed by the Adviser or Grosvenor for the Master Fund or the Investment Managers for the Investment Funds and could affect the prices and availability of the securities and instruments in which the Master Fund invests directly or indirectly through its investments in Investment Funds. Fund Affiliates', Grosvenor's, and the Investment Managers' trading activities are carried out without reference to positions held directly or indirectly by the Master Fund and may have an effect on the value of the positions so held or may result in their having an interest in an issuer that is adverse to that of the Master Fund. Neither Fund Affiliates, Grosvenor, nor the Investment Managers are under any obligation to share any investment opportunity, idea or strategy with the Master Fund. As a result, Fund Affiliates, Grosvenor, and the Investment Managers may directly or indirectly compete with the Master Fund for appropriate investment opportunities.

     Fund Affiliates may create, write or issue derivative instruments where the counterparty is an Investment Fund in which the Master Fund has invested or the performance of which is based on the performance of the Master Fund. Fund Affiliates may keep any profits, commissions and fees accruing to them in connection with their activities for themselves and other clients, and the fees or allocations from the Master Fund to Fund Affiliates are not reduced thereby.

     Fund Affiliates or Grosvenor from time to time may invest proprietary or client capital with portfolio managers, including Investment Managers selected for the Master Fund, and may also invest in the same Investment Funds that may be purchased for the Master Fund or in the Master Fund directly. Fund Affiliates may have other business relationships with Investment Managers and/or Investment Funds, including without limitation prime brokerage relationships.

     Subject to applicable law, the Master Fund may enter into transactions with Fund Affiliates or Grosvenor. The Master Fund may buy investments from, and sell investments to, Fund Affiliates or Grosvenor, and Fund Affiliates may act as the Master Fund's counterparty in connection with swaps, options, forward contracts and other derivatives. The Master Fund will, to the extent required by law, obtain the appropriate consents before entering into such transactions.

     An Investment Manager may purchase securities that are issued, or are the subject of an underwriting or other distribution, by a Fund Affiliate. An Investment Manager may invest, directly or indirectly, in the securities of companies affiliated with a Fund Affiliate or Grosvenor or in which a Fund Affiliate or Grosvenor has an equity or participation interest. The Master Fund's purchase, holding and sale of these securities may enhance the profitability of the Fund Affiliate's or Grosvenor's own investments in such companies.

     A Member may receive portfolio management advice in a different capacity (such as a beneficiary of a trust administered by a Fund Affiliate) from a Fund Affiliate. Accordingly, such a Member should be aware that the Fund Affiliate may have a conflict of interest when proposing the Master Fund for investment because Fund Affiliates may receive two levels of fees from such a Member - a fee to the Fund Affiliate providing advice in this other capacity and an indirect fee to the Adviser for its management of the Master Fund. In addition, there may be arrangements between Fund Affiliates relating to investments in the Master Fund.

     Subject to applicable law, Grosvenor and the Adviser may allocate assets of the Master Fund to Investment Managers affiliated with a Fund Affiliate or Grosvenor or with which Fund Affiliates or Grosvenor have a business relationship, but not on terms more favorable to such Investment Managers than could be obtained through arm's length negotiation. Such business relationships could include agreements pursuant to which a Fund Affiliate or Grosvenor provides services to an Investment Manager and is compensated by receiving a share of such Investment Manager's revenue, including revenue based on a percentage of the Investment Manager's assets under management. Fund Affiliates may enter into placement agent agreements with an Investment Manager, pursuant to which such Investment Manager may compensate Fund Affiliates for referring investors (other than the Master Fund) to the Investment Manager.

     The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance ("performance fee accounts"), may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts. These potential conflicts, which apply to Fund Affiliates, Grosvenor and Investment Managers, may include, among others:

     - The most attractive investments could be allocated to higher-fee accounts or performance fee accounts.

     - Higher-fee accounts could be favored as to timing and execution price of trades. For example, higher-fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

     - The trading of other accounts could be used to benefit higher-fee accounts (front-running).

     - The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.

     The Fund Affiliates, Grosvenor, the Investment Managers and their respective personnel may buy and sell securities or other investments for their own accounts and may have conflicts of interest with respect to investments made by the Master Fund or the Investment Funds. As a result of differing trading and investment strategies or constraints, positions may be taken by a Fund Affiliate, Grosvenor, an

Investment Manager or their respective personnel that are the same, different from or made at different times from positions taken for the Master Fund or the Investment Funds.

ADDITIONAL INFORMATION REGARDING CONFLICTS OF INTEREST RELATED TO GROSVENOR'S MANAGEMENT OF OTHER ACCOUNTS

Grosvenor is subject to significant conflicts of interest in managing the business and affairs of the Master Fund and in making investment decisions for the Master Fund. Such conflicts could affect Grosvenor's objectivity and the performance of the Master Fund. Certain of these conflicts are described below.

GENERAL

     Grosvenor and its related persons (which, for purposes of this section, include persons who are either currently or formerly related to Grosvenor) will not devote their full business time to the business and affairs of the Master Fund. Grosvenor and its related persons are free to engage in any other business or act as investment adviser to or investment manager of any other person or entity, whether or not having investment objectives similar to those of the Master Fund, on terms (including terms relating to fees and liquidity) that are the same as or different from those available to the investors in the Master Fund. Nothing in the governing documents of the Master Fund limits or restricts the right of Grosvenor and its related persons to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     Grosvenor and its related persons are currently involved in, and may in the future become involved in, other business ventures, including: (i) investing in, entering into fee-, revenue- and/or profit-sharing agreements ("Fee Sharing Agreements") with, operating and/or managing other investment management or investment advisory firms ("Related Investment Management Firms"); and (ii) managing and/or administering other investment funds and accounts. The Master Fund will not share in the risks or rewards of such other ventures. Further, such other ventures will both compete with the Master Fund for the time and attention of Grosvenor and its related persons and potentially create additional conflicts of interest or raise other special considerations, as described more fully below. In addition, Grosvenor and its related persons, in investing and trading for accounts (including their proprietary accounts) other than the Master Fund, may make use of information obtained by them in the course of investing for the Master Fund. Grosvenor and its related persons will have no obligation to compensate the Master Fund in any respect for their receipt of such information or to account to the Master Fund for any profits earned from their use of such information.

     Grosvenor personnel may discuss investment ideas with portfolio managers at firms other than Grosvenor. Such discussions may be mutually beneficial, but may under certain circumstances benefit third-parties with information developed in connection with operating the Master Fund (and for which the Master Fund has paid to develop). It is also possible that such discussions could ultimately prove to be detrimental to the Master Fund, although Grosvenor considers that possibility to be unlikely.

DIFFERENCES IN GROSVENOR-MANAGED ACCOUNTS

     Grosvenor and its related persons currently manage or advise numerous Grosvenor-Managed Accounts in addition to the Master Fund, and expect to manage or advise additional Grosvenor-Managed Accounts in the future. Certain of the Grosvenor-Managed Accounts have or will have investment objectives that are identical or substantially similar to those of the Master Fund. It is not anticipated, however, that the Master Fund and other Grosvenor-Managed Accounts having identical or substantially similar investment objectives will have identical or substantially similar investment portfolios. Differing investment portfolios can be expected to result from several factors, including, without limitation, the following:

     - different investment decisions made by the different Grosvenor Portfolio Managers assigned to the different Grosvenor-Managed Accounts;

     - regulatory and/or tax restrictions that apply to certain Grosvenor-Managed Accounts but not to others;

     - investment constraints imposed by the Investment Managers on certain Grosvenor-Managed Accounts but not on others;

     - the availability of particular Investment Funds for investment by Grosvenor-Managed Accounts at certain times but not at others;

     - different risk/return characteristics (notwithstanding that such Grosvenor-Managed Accounts generally have similar investment objectives);

     - client-imposed portfolio management restrictions and/or other client instructions; and

     - the amount of cash available for investment by different Grosvenor-Managed Accounts at certain times.

     As a result of factors such as these, the Master Fund may have a different investment portfolio (and, as a result, different performance results) from other Grosvenor-Managed Accounts even though the Master Fund and such other Grosvenor-Managed Accounts may have identical or substantially similar investment objectives.

     The Master Fund and other Grosvenor-Managed Accounts may be managed by different Grosvenor Portfolio Managers even though the Master Fund and such other Grosvenor-Managed Accounts may have identical or substantially similar investment objectives. Grosvenor Portfolio Managers are authorized to invest the assets of the Grosvenor-Managed Accounts for which they have investment responsibility in a wide range of Investment Funds. As a result, it is expected that the Master Fund and other Grosvenor-Managed Accounts will have different investment portfolios resulting from different investment decisions made by their respective Grosvenor Portfolio Managers, even if they have identical or substantially similar investment objectives. Further, the factors described above are likely to result in different portfolios for Grosvenor-Managed Accounts that are managed by the same Grosvenor Portfolio Managers, even though such Grosvenor-Managed Accounts have identical or substantially similar investment objectives.

     Regulatory and/or tax restrictions may prohibit the Master Fund from participating in investment opportunities that are available to one or more other Grosvenor-Managed Accounts. For example, certain Grosvenor Parties or their advisory clients (including other Grosvenor-Managed Accounts) have Fee Sharing Agreements with certain "early-stage" or "start-up" investment management firms ("Emerging Managers") pursuant to which they share in the fees, revenues and/or profits of such Emerging Managers in exchange for "seeding" the Emerging Managers' operations. Also, as discussed above, Grosvenor Parties or their advisory clients (including other Grosvenor-Managed Accounts) have invested or may invest in, have entered into or may enter into Fee Sharing Agreements with, may operate and/or may manage Related Investment Management Firms. In certain cases, arrangements with Emerging Managers or Related Investment Management Firms enable Grosvenor Parties and their advisory clients to invest in Investment Funds sponsored by such Emerging Managers or Related Investment Management Firms on terms that are more favorable than those otherwise available to clients of such Emerging Managers or Related Investment Management Firms. Grosvenor does not intend to cause the Master Fund to enter into Fee Sharing Agreements with Emerging Managers or Related Investment Management Firms. Grosvenor does not intend to allocate the Master Fund's assets to any Emerging Manager or Related Investment Management Firm in which any of the Grosvenor Parties has an investment or with whom any of Grosvenor Parties has a Fee Sharing Agreement.

     Similarly, the Investment Managers of the Investment Funds in which the Master Fund wishes to invest may impose investment restrictions on the Master Fund but not on other Grosvenor-Managed Accounts. Such restrictions could render the Master Fund ineligible to invest, in whole or in part, in an Investment Fund in which one or more other Grosvenor-Managed Accounts are free to invest, to the possible detriment of the Master Fund.

MULTIPLE GROSVENOR-MANAGED ACCOUNTS INVESTING IN THE SAME INVESTMENT FUND

     A number of different Grosvenor-Managed Accounts (and persons associated with Grosvenor) may invest or be invested in the same Investment Fund at the same time (although such parties may have made their respective investments in such Investment Fund at different times and, accordingly, may experience different investment results in connection with such investments). The ability of these different Grosvenor-Managed Accounts (and persons associated with Grosvenor) to withdraw/redeem from such Investment Fund may differ materially due to the timing of their respective investments in such Investment Fund, the different classes of interest in such Investment Fund in which they invest, special arrangements negotiated with the Investment Manager of such Investment Fund and/or other factors. The reasons why the various different Grosvenor-Managed Accounts (or persons associated with Grosvenor) may wish or be compelled to withdraw/redeem from a particular Investment Fund also may differ materially, and could be the result of a withdrawal/redemption request from a participant in a Grosvenor-Managed Account that received information relating to such Investment Fund in a report that is not provided to all participants in the Grosvenor-Managed Accounts (see "Different Reporting Packages" below). Similarly, the ability of the Grosvenor-Managed Accounts (or persons associated with Grosvenor) to invest in a particular Investment Fund also may differ materially.

     Withdrawals/redemptions or subscriptions by one or more Grosvenor-Managed Accounts (and/or by persons associated with Grosvenor) from or to a particular Investment Fund could in certain cases adversely affect other Grosvenor-Managed Accounts that are invested in such Investment Fund. Significant withdrawals/redemptions or subscriptions could, for example, cause portfolio damage, portfolio dilution, depletion of liquidity, costly portfolio rebalancings, imposition of withdrawal "gates" and under-allocation to certain positions. In cases such as these, Grosvenor would have a conflict of interest in making withdrawals/redemptions or subscriptions for the Grosvenor-Managed Accounts. This conflict of interest could be exacerbated in situations where one or more Grosvenor-Managed Accounts may withdraw/redeem from a particular Investment Fund as of a date as of which one or more other Grosvenor-Managed Accounts are not able to do so. For example, certain Grosvenor-Managed Accounts may have invested in a particular Investment Fund pursuant to a "lock-up" that has expired, whereas one or more other Grosvenor-Managed Accounts may still be subject to "lock-ups" in connection with their investments in such Investment Fund because they either (i) purchased their interests in such Investment Fund subsequent to the time that such other Grosvenor-Managed Accounts purchased their interests in such Fund or (ii) opted for liquidity classes in such Investment Fund that are different from the liquidity classes owned by such Grosvenor-Managed Accounts. In addition, certain withdrawal/redemption "gates" are, for example, calculated based on withdrawals/redemptions during an entire quarter or other period, so that one or more Grosvenor-Managed Accounts' withdrawals/redemptions (and/or those of persons associated with Grosvenor) during a quarter could cause the gate to prevent one or more other

Grosvenor-Managed Accounts withdrawing/redeeming at quarter-end, whereas the earlier withdrawals/redemptions are unaffected. Alternatively, certain Grosvenor-Managed Accounts may not be in a position to invest in an Investment Fund - due to lack of available cash, position concentration limits or other reasons - at the same time that other Grosvenor-Managed Accounts (and/or persons associated with Grosvenor) are able to do so, perhaps at a net asset value that Grosvenor believes is attractive from an investment standpoint. Grosvenor's management of one or more Grosvenor-Managed Accounts' investments in a particular Investment Fund could be adversely affected by Grosvenor's decision-making with respect to one or more other Grosvenor-Managed Accounts that are also invested in such Investment Fund.

"AGGREGATION" OF GROSVENOR-MANAGED ACCOUNTS

     In certain cases, Investment Funds may permit Grosvenor to "aggregate" some or all of the Grosvenor-Managed Accounts invested in such Investment Fund I.E., all investments made by such Grosvenor-Managed Accounts will be treated as if they had been made by the same investor. Under arrangements such as these, certain Grosvenor-Managed Accounts could make complete withdrawals/redemptions under an individual investor "gate" provided that other Grosvenor-Managed Accounts did not withdraw/redeem, as the former Grosvenor-Managed Accounts could make use of the withdrawal/redemption capacity allocable to the entire "aggregation group." Grosvenor thus has a conflict of interest in allocating "gate" capacity and other investment attributes among the Grosvenor-Managed Accounts included in the same "aggregation group." For example, if a Grosvenor-Managed Account that is part of an "aggregation group" were to receive significant withdrawal/redemption requests, require liquidity for other reasons or rebalance its portfolio, it could withdraw/redeem from an aggregate investment and reduce withdrawal/redemption capacity for other members of the "aggregate group."

     In the case of certain Investment Funds, Grosvenor is able to negotiate favorable business terms with their Investment Managers, but often on the condition that the Grosvenor-Managed Accounts, collectively, maintain an aggregate minimum level of invested capital (I.E., capital invested by all Grosvenor-Managed Accounts) in a given Investment Fund or group of Investment Funds managed by the same Investment Manager. The need to maintain an aggregate minimum investment by all Grosvenor-Managed Accounts in a particular Investment Fund or group of Investment Funds managed by the same Investment Manager in order to retain favorable business terms for all Grosvenor-Managed Accounts that invest in such Investment Fund(s) creates a conflict of interest in that it creates an incentive for Grosvenor to cause a Grosvenor-Managed Account to invest in or not to withdraw/redeem from a given Investment Fund (or instead of withdrawing/redeeming, to transfer an interest in such Investment Fund to another Grosvenor-Managed Account, which might not otherwise have invested in such Investment Fund) in order to maintain the minimum threshold investment. Grosvenor proprietary capital - whether invested directly in an Investment Fund or through a Grosvenor-Managed Account - may be among the capital which benefits from the minimum investment threshold being maintained, creating an additional conflict of interest.

TRANSFERS OF INTERESTS IN INVESTMENT FUNDS

     The Grosvenor Portfolio Managers for one or more Grosvenor-Managed Accounts (each, a "Divesting Account") may determine that it is appropriate for such Divesting Accounts to dispose of (or decrease) their investments in a particular Investment Fund as of a particular date, while the Grosvenor Portfolio Managers for one or more other Grosvenor-Managed Accounts (each, an "Investing Account") may determine that it is appropriate for such Investing Accounts to invest (or increase their investments) in such Investment Fund as of the same date. In certain cases, Grosvenor will implement decisions such as these by causing a Divesting Account to withdraw/redeem its interest from an Investment Fund at the net asset value thereof (as calculated and reported by the Investment Manager of such Investment Fund), and simultaneously causing an Investing Account to invest in an interest in such Investment Fund at the net asset value thereof. In other cases, Grosvenor will implement such decisions by causing a Divesting Account to assign its interest in an Investment Fund to an Investing Account in exchange for a cash payment from the Investing Account equal to the reported net asset value if the interest being assigned to the Investing Account (as calculated and reported by the Investment Manager of such Investment Fund).

For purposes of convenience:

     - Grosvenor refers to transactions of the types described above as "transfers" (even though the first types of transactions described above do not involve any transfer between the affected Grosvenor-Managed Accounts, but only a divestment from an Investment Fund by one or more Grosvenor-Managed Accounts and a substantially simultaneous investment in such Investment Fund by one or more other Grosvenor-Managed Accounts);

     - Grosvenor refers to a transaction in which a Divesting Account withdraws/redeems its interest from an Investment Fund (in whole or in part) at the net asset value thereof, while an Investing Account substantially simultaneously invests (or increases its investment) in such Investment Fund, as a "cash transfer;" and

     - Grosvenor refers to a transaction in which a Divesting Account assigns its interest in an Investment Fund (in whole or in part) at the net asset value thereof to an Investing Account, as a "book entry transfer."

In no instance does any party, including Grosvenor or the Investment Manager of any affected Investment Fund, receive any additional compensation specifically as a result of any cash transfer or book entry transfer. However, the practice of engaging in cash transfers could create certain risks for investors/participants in affected Grosvenor-Managed Accounts.

     For example, in certain cases, Grosvenor is able to negotiate arrangements with Investment Managers - either at the inception of Grosvenor's relationship with an Investment Manager or on a case-by-case basis after Grosvenor has established such a relationship - that permit a Grosvenor-Managed Account that is the "cash transferee" of an interest in such Investment Manager's Investment Fund to "stand in the shoes" of the transferor Grosvenor-Managed Account for purposes of determining such business terms as the duration of any "lock-up period," the continuation of any performance/incentive fee or other performance/incentive compensation "loss carryforwards," the applicability of withdrawal charges, ETC. Grosvenor generally intends to take advantage, to the fullest extent permitted by law, of the ability of transferee Grosvenor-Managed Accounts to receive "carryover" business terms. In certain cases, however, regulatory considerations may prohibit Grosvenor from effecting transactions in which business terms are carried over from the transferor Grosvenor-Managed Account to the transferee Grosvenor-Managed Account. For example, the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") does not permit any such "carryover" business terms to apply in the case of transfers of interests in Investment Funds by Grosvenor-Managed Accounts that are subject to ERISA to any other Grosvenor-Managed Accounts, regardless of whether the transferee Grosvenor-Managed Accounts are subject to ERISA. ERISA, however, does not appear to prohibit "carryover" business terms applying in the case of transfers from Grosvenor-Managed Accounts that are not subject to ERISA to Grosvenor-Managed Accounts that are subject to ERISA.

     Further, in cases where there is "limited capacity" in a particular Investment Fund that Grosvenor determines to be an attractive investment opportunity and if Grosvenor has any reason to favor a particular
Grosvenor-Managed Account over another Grosvenor-Managed Account, there is an incentive for Grosvenor to cause the "unfavored" Grosvenor-Managed Account to transfer its interest in such Investment Fund to the "favored" Grosvenor-Managed Account.

     Similarly (and regardless of whether there is "limited capacity" in a particular Investment Fund), if the fee structure of a particular Grosvenor-Managed Account is more favorable to Grosvenor than the fee structure of another Grosvenor-Managed Account, the ability to cause such Grosvenor-Managed Accounts to participate in "carryover" transfers of interests in such Investment Fund creates an incentive for Grosvenor to cause the account having an "unfavorable" fee structure to transfer a "winning" position to the account having a "favorable" fee structure, or to cause the account having a "favorable" fee structure to transfer a "losing" position to the account having an unfavorable fee structure.

INVESTMENTS BY GROSVENOR, ITS RELATED PERSONS AND GROSVENOR-MANAGED ACCOUNTS

     Grosvenor and its related persons may invest in Grosvenor-Managed Accounts. In addition, Grosvenor, its related persons and one or more Grosvenor-Managed Accounts may place assets under the management of, or otherwise procure investment advisory or investment management services from, any Investment Manager directly or indirectly used by one or more other Grosvenor-Managed Accounts, including the Master Fund. Without limiting the generality of the foregoing, Grosvenor, its related persons and one or more Grosvenor-Managed Accounts may invest in, or withdraw/redeem investments from, an Investment Fund in which the Master Fund and/or one or more other Grosvenor-Managed Accounts are invested, from which they are withdrawing/redeeming their investments or in which they are not invested.

     In certain instances, Grosvenor may be required to allocate limited investment opportunities in Investment Funds among Grosvenor, its related persons, the Master Fund and other Grosvenor-Managed Accounts. Grosvenor has developed policies and procedures for allocating limited investment opportunities in a manner that it believes to be equitable to Grosvenor, its related persons and the Grosvenor-Managed Accounts (including the Master Fund). Under these policies and procedures, to the extent that Grosvenor, its related persons and one or more Grosvenor-Managed Accounts (each of the foregoing, a "Participating Account") wish to invest in a particular Investment Fund (and have funds available to make such investment) but such Investment Fund has "limited capacity" and is willing to accept only a portion of the aggregate investment that Grosvenor, its related persons and such Grosvenor-Managed Account(s) wish to make, the aggregate capacity made available by such Investment Fund to the Participating Accounts generally is allocated to each Participating Account in the proportion that the amount such Participating Account wishes to invest bears to the aggregate amount that all Participating Accounts wish to invest, subject to certain exceptions set forth in such policies and procedures. (Similarly, if interests in an Investment Fund are available in the "secondary market" but such interests are not available in an amount sufficient to satisfy the aggregate amount that Participating Accounts wish to invest in such interests, such interests generally are allocated to each Participating Account that has funds available to make such investment in the proportion that the amount such Participating Account wishes to invest bears to the aggregate amount that all Participating Accounts wish to invest, subject to certain exceptions set forth in such policies and procedures.) Grosvenor and its related persons also may participate in limited investment opportunities through their investments in Grosvenor-Managed Accounts that participate in such opportunities. In certain cases, Grosvenor may determine that it and/or its related persons shall not directly participate in an Investment Fund that has "limited capacity" unless and until all Grosvenor-Managed Accounts that wish to invest in such Investment Fund (including, for this purpose, Grosvenor-Managed Accounts in which Grosvenor and/or its related persons participate) have invested the full amount of capital they wish to invest in such Investment Fund.

     Grosvenor, its related persons and one or more Grosvenor-Managed Accounts that place assets under the management of, or otherwise procure investment advisory or investment management services from, any Investment Manager directly or indirectly used by the Master Fund and/or one or more other Grosvenor-Managed Accounts may do so on terms (including terms relating to fees and liquidity) that are more advantageous than those applicable to the investments that may be made by the Master Fund and/or such other Grosvenor-Managed Account(s) with such Investment Manager. To the extent that Grosvenor or its related persons invest with a given Investment Manager on terms that are more advantageous than those on which the Master Fund and/or one or more other Grosvenor-Managed Accounts may invest with such Investment Manager, Grosvenor and its related persons may have an incentive to maintain or increase the investment by the Master Fund and such other Grosvenor-Managed Accounts with such Investment Manager in order to obtain and/or maintain such advantageous terms for the benefit of Grosvenor and its related persons.

     Grosvenor and its related persons may from time to time invest, for their respective proprietary accounts, in early-stage Investment Funds (including Non-Advised Funds (as defined below)), at times when investments in such Investment Funds would not be appropriate for the Master Fund or other Grosvenor-Managed Accounts. If Grosvenor should subsequently determine, in accordance with its then-current criteria applicable to the selection of Investment Funds for the Grosvenor-Managed Accounts, that such an Investment Fund is an appropriate investment for the Grosvenor-Managed Accounts, Grosvenor and its related persons will not be required to restructure the terms on which they invest in such Investment Fund in order to make investments in such Investment Fund available to the Master Fund if, for regulatory or other reasons, the Master Fund would be (or, in Grosvenor's reasonable determination, may be) precluded from investing in such Investment Fund in the absence of such restructuring.

     Grosvenor and its related persons may from time to time invest, for their respective proprietary accounts, in certain investment funds that are administered, but not advised, by Grosvenor (the "Non-Advised Funds") and from which they receive administrative or similar fees. In many cases, such investments may be made at times when investments in the Non-Advised Funds are not appropriate for Grosvenor-Managed Accounts. If Grosvenor should subsequently determine, in accordance with its then-current criteria applicable to the selection of Investment Funds for the Grosvenor-Managed Accounts, that such a Non-Advised Fund is an appropriate investment for the Grosvenor-Managed Accounts, Grosvenor may cause the Master Fund and/or one or more other Grosvenor-Managed Accounts to invest in such Non-Advised Fund even though Grosvenor continues to receive administrative or similar fees from such Non-Advised Fund. Moreover, Grosvenor will not be required to reduce, eliminate or restructure the administrative or similar fees it receives from such Non-Advised Fund in order to make investments in such Non-Advised Fund available to the Master Fund if, for regulatory or other reasons, the Master Fund would be (or, in Grosvenor's reasonable determination, may be) precluded from investing in such Non-Advised Fund in the absence of such fee reduction, elimination or restructuring.

POSSIBLE INCENTIVE TO FAVOR ONE OR MORE GROSVENOR-MANAGED ACCOUNTS OVER THE MASTER FUND

     A Grosvenor Portfolio Manager might have an incentive to favor one or more Grosvenor-Managed Accounts over the Master Fund (for example, with regard to the selection of Investment Funds for those Grosvenor-Managed Accounts or the allocation of investment opportunities in Investment Funds that have limited investment capacity), because the "favored" Grosvenor-Managed Accounts might pay Grosvenor more for its services than the Master Fund. Similarly, a Grosvenor Portfolio Manager may have an incentive to favor one or more Grosvenor-Managed Accounts over the Master Fund if such

Grosvenor Portfolio Manager has a personal investment in such "favored" Grosvenor-Managed Accounts. No assurance can be given that (i) the Master Fund will participate in all investment opportunities in which other client or proprietary accounts of Grosvenor and its related persons participate, (ii) particular investment opportunities allocated to client or proprietary accounts of Grosvenor and its related persons other than the Master Fund will not outperform investment opportunities allocated to the Master Fund, or (iii) the Master Fund, on the one hand, and other similarly-situated client and proprietary accounts of Grosvenor and its related persons, on the other hand, will receive equal or similar treatment.

DIFFERENT REPORTING PACKAGES

     Different participants in the Grosvenor-Managed Accounts, as well as certain other persons (including persons who currently have, or who previously have had, a direct or indirect interest in Grosvenor or who otherwise currently are, or who previously have been, associated with Grosvenor), receive oral and/or written reports from Grosvenor that differ in form, substance, level of detail, timing and/or frequency, based on factors such as: (i) the size of their investments in the Grosvenor-Managed Accounts; (ii) requests for specific types of information made by such participants or persons acting on their behalf;
(iii) negotiations between Grosvenor and such participants or other persons acting on their behalf; and/or (iv) Grosvenor's internal assessment of the likely reporting needs of such participants or of persons acting on their behalf.

     In particular, certain reports may include information relating to Investment Funds in which the Grosvenor-Managed Accounts, including the Master Fund, invest (or in which they are contemplating an investment).

     Grosvenor ordinarily does not place restrictions on a recipient's use of the information contained in such reports. A recipient could, for example, use information that has not been provided to other recipients to determine whether to:

     - withdraw/redeem from a Grosvenor-Managed Account or increase its investment in a Grosvenor-Managed Account;

     - invest directly in Investment Funds in which the Grosvenor-Managed Accounts, including the Master Fund, are invested (or in which they are contemplating investments), potentially in competition with the Grosvenor-Managed Accounts, including the Master Fund; or

     - withdraw/redeem from Investment Funds in which the Grosvenor-Managed Accounts, including the Master Fund, are invested (or from which they are contemplating withdrawing/redeeming their investments), potentially to the detriment of the Grosvenor-Managed Accounts, including the Master Fund.

RECEIPT OF SENSITIVE INFORMATION

     Grosvenor may from time to time receive, from Investment Managers of the Investment Funds in which the Grosvenor-Managed Accounts invest, information that is not generally known to other investors in such Investment Funds. In these cases, legal or regulatory constraints could prevent Grosvenor from acting in the manner in which it otherwise would act on behalf of one or more Grosvenor-Managed Accounts, including the Master Fund.

PROXY VOTING

     Grosvenor has developed certain policies and procedures to manage the conflicts of interest that may arise in connection with voting proxies on behalf of the Master Fund and the other Grosvenor-Managed Accounts. In accordance with these policies and procedures, Grosvenor endeavors to vote proxies in a manner that best serves the interests of the Master Fund and the other Grosvenor-Managed Accounts.

TRADE AND CLERICAL ERRORS

     Subject to the considerations set forth below, Grosvenor is under no obligation to reimburse the Master Fund for any errors or mistakes made by Grosvenor, its employees or agents with respect to Grosvenor's placing or executing trades for the Master Fund or for any other administrative or clerical errors or mistakes made by the foregoing (collectively, "Trade or Clerical Errors"), as Grosvenor considers such errors and mistakes to be a cost of doing business. However, pursuant to the standard of care provisions of the governing documents of the Master Fund, Grosvenor will be obligated to reimburse the Master Fund for losses sustained by the Master Fund as a result of any Trade or Clerical Error that is caused by Grosvenor's failure to adhere to the standard of care set forth in such provisions. Grosvenor, subject to its fiduciary obligations, will determine: (i) whether or not any Trade or Clerical Error is required to be reimbursed in accordance with such standard of care provisions; and (ii) if so, the extent of the loss that has been incurred by the Master Fund. Grosvenor has an inherent conflict of interest with respect to determining whether or not a Trade or Clerical Error is required to be reimbursed in accordance with the applicable standard of care provisions and with respect to determining the extent of the loss that has been incurred by the Master Fund. If a Trade or Clerical Error occurs other than as a result of Grosvenor's failure to adhere to the applicable standard of care, Grosvenor, in its sole discretion, reserves the right to reimburse the Master Fund for any losses sustained by the Master Fund as a result of such Trade or Clerical Error. Grosvenor's reimbursement of the Master Fund for a Trade or Clerical Error in such a situation will not constitute a waiver of Grosvenor's general policy to cause the Master Fund to bear the losses associated with other Trade or Clerical Errors that occur other than as a result of Grosvenor's failure to adhere to the applicable standard of care. Any net gain resulting from Trade or Clerical Errors will be for the benefit of the Master Fund and will not be retained by Grosvenor.

OTHER CONSIDERATIONS

     Grosvenor ordinarily will not cause the Master Fund to incur brokerage commissions in connection with its investments in Investment Funds (which are, and are expected to continue to be, the primary focus of the Master Fund's investment activities). However, Grosvenor may from time to time cause the Master Fund to: (i) engage in limited hedging transactions; (ii) make Direct Investments; and/or (iii) invest in bank demand deposit accounts and/or high-quality, short-term instruments that earn interest at competitive rates (and/or in commingled investment products (E.G., "money market" funds) that invest in such instruments). In these cases, Grosvenor will have the authority to determine the financial intermediaries to be used in connection with such transactions and to negotiate the amount of commission or other compensation to be paid to such intermediaries in connection with such transactions. Grosvenor will negotiate such compensation on a case-by-case basis and will not seek to obtain products, research or services other than transactional services from such intermediaries.

     Certain of the Investment Funds in which the Master Fund invests may hold notes or other securities issued from time to time by Grosvenor, and Grosvenor may be aware that such Investment Funds do so. The fact that certain Investment Funds may hold notes or other securities issued by Grosvenor could, under certain facts and circumstances, potentially alter Grosvenor's objectivity in determining whether or not to invest in such Investment Funds and/or whether or not to withdraw/redeem from such Investment Funds. Grosvenor, however, does not expect that it would ever make portfolio management decisions for the Master Fund that would be different from the decisions it would make for the Master Fund if such potential conflict did not exist.

     Grosvenor and its principals, and the Investment Managers and their principals, may engage in philanthropic activities through contributions of their time and/or financial resources to charitable organizations. Grosvenor and its principals, on the one hand, and the Investment Managers and their principals, on the other hand, may from time to time ask each other to participate in their respective philanthropic activities. Grosvenor and its principals, and the Investment Managers and their principals, are free to participate in philanthropic opportunities brought to their attention by one another. Under no circumstances will such participation or lack thereof be a factor in Grosvenor's investment management process.

     Similarly, Grosvenor and its principals, and investors in Grosvenor-Managed Accounts and their principals, may engage in philanthropic activities through contributions of their time and/or financial resources to charitable organizations. Grosvenor and its principals, on the one hand, and investors in Grosvenor-Managed Accounts and their principals, on the other hand, may from time to time ask each other to participate in their respective philanthropic activities. Grosvenor and its principals, and investors in Grosvenor-Managed Accounts and their principals, are free to participate in philanthropic opportunities brought to their attention by one another. Under no circumstances will such participation or lack thereof be a factor in Grosvenor's investment management process.

     Grosvenor has frequent interaction with consultants and financial advisors who represent prospective and existing investors in the Grosvenor-Managed Accounts, including investors that are subject to ERISA. Grosvenor does not pay these consultants or financial advisors to recommend any Grosvenor-Managed Account to their clients. However, consultants and financial advisors have from time to time invited Grosvenor and its principals to participate in particular philanthropic activities, and can be expected to continue to do so in the future. Grosvenor has participated in such philanthropic activities in the past and can be expected to continue to do so in the future. Under no circumstances will such participation or lack thereof be a factor in Grosvenor's investment management process.

     Grosvenor from time to time provides meals and entertainment to persons associated with consultants, financial advisors, clients and prospective clients. In certain cases, Grosvenor may provide such meals and entertainment to clients or prospective clients at the request of consultants, financial planners or other third-parties.

     Grosvenor may from time to time compensate unaffiliated third-parties in connection with Grosvenor's participation in investor introduction conferences sponsored by such third-parties in which Grosvenor meets with prospective investors introduced to Grosvenor by such third-parties.

     Grosvenor may from time to time enter into arrangements with consulting firms that represent existing and prospective clients, pursuant to which such consulting firms provide Grosvenor certain performance or other data on the "fund of funds" industry. Grosvenor may compensate such consulting firm for such services on an annual flat-fee or other basis. In no event will Grosvenor enter into any such arrangement unless it first determines to its reasonable satisfaction that the firm that provides services to Grosvenor for compensation from Grosvenor discloses that fact to all clients to whom it recommends Grosvenor.

     Persons associated with Grosvenor may be related by blood or marriage to, or otherwise have personal relationships with, persons associated with consulting firms. In certain cases, such persons associated with consulting firms may be responsible for: (i) analyzing and/or monitoring "fund of funds" investment managers on behalf of such consulting firms; (ii) recommending "fund of funds" investment managers to the investment committees or similar governing committees of such consulting firms; (iii) selecting the "funds of funds" investment managers that such consulting firms will present to their clients as potential managers of such clients' assets;
(iv) recommending particular "fund of funds" investment managers to clients of such consulting firms; (v) recommending that clients of such consulting firms continue to retain the services of, or discharge, "fund of funds" investment managers; and/or (vi) otherwise playing an instrumental role in the process whereby clients of such consulting firms select, and/or retain or discharge, "fund of funds" investment managers. In cases where persons associated with consulting firms have one or more responsibilities of the types described above and are related by blood or marriage to, or otherwise have personal relationships with, persons associated with Grosvenor, such persons may have an incentive to select Grosvenor as a potential manager of the assets of clients of such consulting firms, to recommend Grosvenor to clients of such consulting firms and/or to recommend that clients of such consulting firms continue to utilize Grosvenor's services. Grosvenor believes that is the responsibility of consulting firms to recuse interested individuals or take other appropriate steps to protect the integrity of their decision-making processes, and to make appropriate disclosures of potential conflicts of interest to their clients. Grosvenor urges prospective investors who utilize the services of consulting firms to inquire of such consulting firms whether they are subject to such a conflict of interest.

     Persons associated with Grosvenor may be related by blood or marriage to, or otherwise have personal relationships with, persons associated with the Investment Managers of existing or prospective Investment Funds or with other third-parties that provide or contemplate providing services to Grosvenor and/or the Grosvenor-Managed Accounts. In certain cases, such persons associated with Grosvenor may be responsible for: (i) analyzing and/or monitoring existing or prospective Investment Funds managed by such Investment Managers, or analyzing and/or monitoring other third-parties that provide or contemplate providing services to Grosvenor and/or one or more Grosvenor-Managed Accounts; (ii) recommending that Grosvenor approve Investment Funds managed by such Investment Managers as eligible investments for the Grosvenor-Managed Accounts; (iii) recommending that one or more Grosvenor-Managed Accounts add capital to, or withdraw their capital (in whole or in part) from, Investment Funds managed by such Investment Managers; (iv) making the final decision to approve Investment Funds managed by such Investment Managers as eligible investments for the Grosvenor-Managed Accounts; (v) making the final decision to cause one or more Grosvenor-Managed Accounts to add capital to, or withdraw their capital (in whole or in part) from, Investment Funds managed by such Investment Managers;
(vi) recommending that Grosvenor retain other third-parties that wish to provide services to Grosvenor and/or one or more Grosvenor-Managed Accounts; and/or
(vii) recommending that Grosvenor discharge third-parties that provide services to one or more Grosvenor-Managed Accounts. In cases where persons associated with Grosvenor have one or more responsibilities of the types described above and are related by blood or marriage to, or otherwise have personal relationships with, persons associated with Investment Managers of existing or prospective Investment Funds or other third-parties that provide or contemplate providing services to Grosvenor and/or one or more Grosvenor-Managed Accounts, such persons may have an incentive to base their decisions on personal considerations rather than on the best interests of the affected Grosvenor-Managed Accounts. Grosvenor, however, monitors relationships of this type with a view to determining whether there is a reasonable likelihood that such persons will base their decisions on personal considerations rather than on the best interests of the affected Grosvenor-Managed Accounts, and will take appropriate action if it determines such a reasonable likelihood exists.

GROSVENOR'S FIDUCIARY DUTIES

     Grosvenor has fiduciary duties to the Master Fund to act in good faith and with fairness in all its dealings with the Master Fund. Grosvenor will take such duties into account in dealing with all actual and potential conflicts of interest.

THE INVESTMENT MANAGERS

     The Investment Managers are likely to be subject to many of the same types of conflicts of interest to which Grosvenor is subject. For example, the Investment Managers may be involved in other business ventures, including the management and/or administration of other investment funds and accounts whose investment objectives are identical or substantially similar to those of the Investment Funds. The Master Fund will not share in the risks or rewards of such other ventures. In addition, such other ventures will compete with the relevant Investment Funds for the time and attention of the relevant Investment Managers, and might create additional conflicts of interest or raise other special considerations.

     The Investment Managers have responsibility for investing the capital allocated to them. The Investment Managers also manage other accounts (including other accounts in which they may have an interest) and may have financial and other incentives to favor such accounts over the Investment Funds in which the Master Fund invests. In investing on behalf of other clients, as well as the Investment Funds in which the Master Fund invests, the Investment Managers must allocate their resources, as well as limited market opportunities. Doing so could increase the level of competition for the same trades that otherwise might be made for the Investment Funds in which the Master Fund invests, including the priorities of order entry, as well as make it difficult or impossible to take or liquidate a particular position at a price indicated by an Investment Manager's strategy.

     In addition, in connection with investing and trading for other accounts, including their proprietary accounts, the Investment Managers may make use of information obtained by them in the course of investing and trading for the Investment Funds. They will have no obligation to compensate the Investment Funds in any respect for their receipt of such information or to account to any such Investment Fund for any profits earned from their use of such information.

     The Investment Managers and their principals, in managing investment accounts other than the Investment Funds, may employ trading methods, policies and strategies which differ from those which they employ on behalf of such Investment Funds. Therefore, the results of the Master Fund's investments in such Investment Funds may differ from the results of other accounts managed by such Investment Managers.

     The Investment Managers value the illiquid, longer-term investments held by their Investment Funds in a variety of different ways, and have considerable discretion in doing so. The Investment Managers have a conflict of interest in arriving at such valuations, which affect both the performance of their Investment Funds and the advisory compensation received by the Investment Managers.

     The Investment Managers have a conflict of interest in allocating capital to longer-term and/or illiquid investments. While such positions may hold significant profit potential (and, therefore, the potential to generate substantial performance/incentive fees or other performance/incentive compensation), they can create material valuation and illiquidity risks for investors. In addition, performance/incentive fees or other performance/incentive compensation may be calculated separately in respect of certain longer-term and/or illiquid investments irrespective of the overall performance of an Investment Fund.

     The Investment Managers select the brokers and dealers that execute transactions for their respective Investment Funds and negotiate the related brokerage commissions and other transaction costs. In selecting brokers and dealers and/or in negotiating commissions and other compensation, Investment Managers (subject to their overall duty to obtain "best execution" of all transactions for the Investment Funds they manage):

     - have authority to and may consider the full range and quality of the services and products provided by various brokers and dealers (including factors such as the ability of the brokers and dealers to execute transactions efficiently, their responsiveness to instructions, their facilities, reliability and financial responsibility, and the value of any research or other services or products they provide); and

     - do not necessarily select brokers and dealers that charge the lowest transaction costs.

     An Investment Manager may cause an Investment Fund to pay transaction costs to a broker or dealer even though such Investment Manager and/or clients of such Investment Manager other than such Investment Fund are the exclusive beneficiaries of non-execution related products and services provided by such broker or dealer.

     These activities and conflicts of interest are explicitly acknowledged and consented to by each Member as a necessary condition to the Member's admission to the Fund.

OTHER MATTERS

     The Adviser, Grosvenor and their affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made by the Adviser or Grosvenor on behalf of the Master Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of the Adviser and its affiliates, including personnel of the Adviser and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Fund's placement agent (the "Placement Agent"), that are the same, different or made at a different time than positions taken for the Master Fund. In order to mitigate the possibility that the Master Fund or the Fund will be adversely affected by this personal trading, the Master Fund, the Fund, the Adviser, Grosvenor and the Placement Agent have adopted codes of ethics (each, a "Code of Ethics") in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Master Fund's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Code of Ethics may be obtained, after paying a duplicating fee, by E-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

     The Adviser, Grosvenor and their affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund or the Master Fund, except that the Fund may engage in transactions with accounts which are affiliated with the Fund or the Master Fund solely because they are advised by the Adviser or one of its affiliates or because they have common officers, directors or managing members. Such transactions would be effected in circumstances where the Adviser has determined that it would be appropriate for the Fund or the Master Fund to purchase and another Client to sell, or the Fund or the Master Fund to sell and another Client to purchase, the same security or instrument on the same day. All such purchases and sales would be made pursuant to procedures that would be adopted by the Fund or the Master Fund pursuant to Rule 17a-7 under the 1940 Act. Among other things, those procedures would be intended to ensure that
(i) each such transaction will be effected for cash consideration at the current market price of the particular securities, (ii) no such transaction will involve restricted securities or securities for which market quotations are not readily available and (iii) no brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid in connection with any such transaction. Affiliated broker-dealers of the Adviser may act as broker for the Fund, the Master Fund or the Investment Funds in effecting securities transactions.

     Under the BHCA, and other U.S. banking laws, and the rules, regulations, guidelines and policies of the regulatory agencies and the staff thereof, Bank of America and its affiliates are subject to restrictions on the transactions that they may make with the Master Fund, and these restrictions may affect the investments made by the Master Fund.

     Future investment activities of the Adviser and its affiliates and their principals, partners, directors, officers or employees may give rise to additional conflicts of interest.

FUND OWNERSHIP

     As of the date of this Registration Statement, the members of the Investment Committee do not own Interests.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Investment Managers select the brokers and dealers that execute transactions for their respective Investment Funds and negotiate the related brokerage commissions and other transaction costs. In selecting brokers and dealers and/or in negotiating commissions and other compensation, Investment Managers (subject to their overall duty to obtain "best execution" of all transactions for the Investment Funds they manage):

     - have authority to and may consider the full range and quality of the services and products provided by various brokers and dealers (including factors such as the ability of the brokers and dealers to execute transactions efficiently, their responsiveness to instructions, their facilities, reliability and financial responsibility, and the value of any research or other services or products they provide); and

     - do not necessarily select brokers and dealers that charge the lowest transaction costs.

     An Investment Manager may cause an Investment Fund to pay transaction costs to a broker or dealer even though such Investment Manager and/or clients of such Investment Manager other than such Investment Fund are the exclusive beneficiaries of non-execution related products and services provided by such broker or dealer.

     Grosvenor is authorized to consent on behalf of the Master Fund to the Investment Managers engaging in "soft dollar" practices, regardless of whether such practices conform to the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended.

ITEM 23. TAX STATUS.

CERTAIN ISSUES PERTAINING TO SPECIFIC EXEMPT ORGANIZATIONS

     PRIVATE FOUNDATIONS. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

     In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Fund would most probably be classified as a nonfunctionally related asset. A determination that an interest in the Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the Fund is not significant in relation to the value of other assets held by a foundation.

     In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and Regulations. There can be no assurance that the Fund will meet such 95% gross income test.

     A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

     QUALIFIED RETIREMENT PLANS. Employee benefit plans subject to the provisions of ERISA. Individual Retirement Accounts ("IRA") and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA.

     ENDOWMENT FUNDS. Investment managers of endowment funds should consider whether the acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

EXCISE TAX ON CERTAIN REPORTABLE TRANSACTIONS

     A tax-exempt entity (including a state or local government or its political subdivision) may be subject to an excise tax equal to the greater of (i) one hundred percent (100%) of the net income or (ii) seventy five percent (75%) of the proceeds, attributable to certain "reportable transactions", including "listed transactions", in which it participates. Under recently issued Treasury guidance, these rules should not apply to transactions of the Fund if an investor's tax-exempt status does not facilitate the Fund's participation, if any, in such transactions, unless otherwise provided in future guidance. Tax-exempt investors should discuss with their own advisors the applicability of these rules to their investment in the Fund. (See "Tax Shelter Reporting Requirements" below.)

TAX SHELTER REPORTING REQUIREMENTS

     The Regulations require the Fund to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for any taxable year in which the Fund participates in a "reportable transaction." Additionally, each Member treated as participating in a reportable transaction of the Fund is required to file Form 8886 with its tax return (or, in certain cases, within 60 days of the return's due date). If the Service designates a transaction as a reportable transaction after the filing of a taxpayer's tax return for the year in which the Fund or a Member participated in the transaction, the Fund and/or such Member may have to file Form 8886 with respect to that transaction within 90 days after the Service makes the designation. The Fund and any such Member, respectively, must also submit a copy of the completed form with the Service's Office of Tax Shelter Analysis. The Fund intends to notify Members that it believes (based on information available to the Fund) are required to report a transaction of the Fund, and intends to provide such Members with any available information needed to complete and submit Form 8886 with respect to the transactions of the Fund. In certain situations, there may also be a requirement that a list be maintained of persons participating in such reportable transactions, which could be made available to the Service at its request.

     The Fund and certain Members will also be required to file Form 8886 with their tax returns if the Offshore Fund participates in a reportable transaction. Members required to file this report include a U.S. person within the meaning of the Code if the Offshore Fund is treated as a CFC and such U.S. person is deemed to own a 10% voting interest through its interest in the Fund. The Offshore Fund will likely be classified as a CFC. If the Offshore Fund engages in such a reportable transaction, the Fund intends to notify the Members that it believes are required to report a transaction of the Offshore Fund, and intends to provide such Members with any available information needed to complete and submit Form 8886 with respect to such transactions. In certain situations, there may also be a requirement that a list be maintained of persons participating in such reportable transactions, which could be made available to the Service at its request.

     A Member's recognition of a loss upon its disposition of an interest in the Fund could also constitute a "reportable transaction" for such Member, requiring such Member to file Form 8886. Moreover if a Member recognizes a loss upon a disposition by the Fund of shares of the Offshore Fund, such loss could constitute a reportable transaction, requiring such Member to file Form 8886.

     A significant penalty is imposed on taxpayers who participate in a "reportable transaction" and fail to make the required disclosure. The penalty is generally $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a "listed" transaction). Investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

REPORTING REQUIREMENTS

     Any U.S. person within the meaning of the Code owning 10% or more (taking certain attribution rules into account) of either the total combined voting power or total value of all classes of the shares (the "10% Amount") of a non-U.S. corporation such as the Offshore Fund will likely be required to file an information return with the Service containing certain disclosure concerning the filing shareholder, other shareholders and the corporation. Any U.S. person within the meaning of the Code who within such U.S. person's tax year (A) acquires shares in a non-U.S. corporation such as the Offshore Fund, so that either (i) without regard to shares already owned, such U.S. person acquires the 10% Amount or (ii) when added to shares already owned by the U.S. person, such U.S. person's total holdings in the non-U.S. corporation goes above the 10% Amount or (B) disposes of shares in a non-U.S. corporation so that such U.S. person's total holdings in the non-U.S. corporation falls below the 10% Amount (in each such case, taking certain attribution rules into account), will likely be required to file an information return with the Service containing certain disclosure concerning the filing shareholder, other shareholders and the corporation. The Fund has not committed to provide all of the information about the Offshore Fund or its shareholders needed to complete these returns.

     In addition, a U.S. person within the meaning of the Code that transfers cash to a non-U.S. corporation such as the Offshore Fund will likely be required to report the transfer to the Service if (i) immediately after the transfer, such person holds (directly, indirectly or by attribution) at least 10% of the total voting power or total value of such corporation or (ii) the amount of cash transferred by such person (or any related person) to such corporation during the twelve-month period ending on the date of the transfer exceeds $100,000. Under these rules, a Member will be deemed to have transferred a proportionate share of the cash and property contributed by the Fund to the Offshore Fund. U.S. persons that fail to make the required disclosure could be subject to a significant penalty. Investors should consult with their own advisors concerning the application of the above reporting obligations to their specific situations.

     Certain U.S. persons who have an interest in a foreign financial account during a calendar year are generally required to file Form TD F 90-22.1 (an "FBAR") with respect to such account. Failure to file a required FBAR may result in civil and criminal penalties. Investors should consult with their own advisors as to whether they are obligated to file an FBAR with respect to an investment in the Fund.

STATE AND LOCAL TAXATION

     In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws differ in the treatment of limited liability companies such as the Fund. A few jurisdictions may impose entity-level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that are allocated to the jurisdiction. Although there can be no assurance, the Fund intends to conduct its activities so that it will not be subject to entity-level taxation by any state or local jurisdiction.

     State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which the Fund acquires an interest may conduct business a jurisdiction that will subject to tax a Member's share of the partnership's income from that business and may require Members to file tax returns in that jurisdiction. Prospective investors should consult their tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

     The tax laws of various states and localities limit or eliminate the deductibility of itemized deductions for certain taxpayers. These limitations may apply to a Member's share of some or all of the Fund's expenses, including interest expense, to the extent that the expenses are not considered to be trade or business expenses in the applicable jurisdiction. Prospective investors are urged to consult their tax advisors with respect to the impact of these provisions on the deductibility of certain itemized deductions, including interest expense, on their tax liabilities in the jurisdiction in which they are resident.

     One or more states may impose reporting requirements on the Fund and/or its Members in a manner similar to that described above in "Tax Shelter Reporting Requirements." Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement. In addition, the Fund and entities in which it invests may be subject to state or local tax withholding or reporting requirements with respect to the Fund's Members.

     Goodwin Procter, LLP, special Massachusetts tax counsel to the Fund, has advised the Fund that it will be treated as follows with regard to Massachusetts taxation. The Fund will be classified as a partnership for Massachusetts tax purposes if it is classified as a partnership for federal tax purposes and does not expect to be subject to Massachusetts taxation on its gross or net income. Furthermore, under Massachusetts law, if a limited partnership is engaged exclusively in buying, selling, dealing in or holding securities on its own behalf and not as a broker ("Investment Activities"), its nonresident limited partners that are not otherwise subject to Massachusetts tax will not be subject to Massachusetts tax solely as a result of their investment in the Fund. The Fund anticipates limiting its activities to Investment Activities and intends to take the position that its non-managing Members, like limited partners in a limited partnership, that are not otherwise subject to Massachusetts tax will not be subject to Massachusetts tax solely as a result of their investment in the Fund. However, even if the Fund limits its activities to Investment Activities, the Fund and entities in which it invests may be subject to Massachusetts tax withholding or reporting requirements with respect to the Fund's Members. Moreover, if the Fund has income attributable to activities other than Investment Activities, nonresident Members will be subject to Massachusetts tax on their entire distributive share of partnership income that is unrelated business income from sources within Massachusetts.

     A trust exempt from taxation under Section 501 of the Code is an Exempt Trust. An Exempt Trust (other than a stock bonus, pension, or profit-sharing trust qualifying under Section 401 of the Code or an individual retirement account qualifying under Section 408 of the Code) is subject to Massachusetts personal income tax on its Massachusetts unrelated business income ("MUBI"). If the Exempt Trust is a resident trust, it is subject to tax on its Massachusetts unrelated business income. The rates applicable to its distributive share of the Fund's MUBI are 12% on the portion that is comprised of short-term capital gains and 5.3% on the portion that is comprised of interest, dividends, and long-term capital gains. An association, organization or similar enterprise that is exempt from taxation under Section 501 of the Code and that is not an exempt corporation or exempt trust is an Exempt Unincorporated Association. A resident Exempt Unincorporated Association is subject to tax on its Massachusetts unrelated business income at the same rates as an Exempt Trust. Neither a nonresident Exempt Trust nor a nonresident Exempt Unincorporated Association will be subject to Massachusetts personal income tax on its investment in the Fund provided (as anticipated) the Fund limits its activities to Investment Activities.

     A business corporation that is subject to the Massachusetts corporate excise and is exempt from taxation under Section 501 of the Code is subject to Massachusetts corporate tax on its Massachusetts unrelated business taxable income (including unrelated debt-financed income) apportioned to Massachusetts at the following rates:

 9.5%  for tax years beginning before January 1, 2010
8.75% for tax years beginning on or after January 1, 2010, but before January 1, 2011
8.25% for tax years beginning on or after January 1, 2011, but before January 1, 2012
 8.0%  for tax years beginning on or after January 1, 2012.

ITEM 24. FINANCIAL STATEMENTS.

     The Fund will issue a complete set of financial statements on an annual basis prepared in accordance with generally accepted accounting principles.

                            PART C- OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

1.   Financial Statements:

          As of the filing date of the Registrant's Registration Statement, the Registrant has no assets, and accordingly, financial statements have been omitted.

2.   Exhibits:

               (a)  (1)  Certificate of Formation*

                    (2)  Limited Liability Company Agreement, filed herewith.

               (b)  Not Applicable

               (c)  Not Applicable

               (d)  See Item 25(2)(a)(2)

               (e)  Not Applicable

               (f)  Not Applicable

               (g)  Form of Management Agreement, filed herewith.

               (h)  Form of Placement Agency Agreement, filed herewith.

               (i)  Not Applicable

               (j)  Form of Custodian Services Agreement, filed herewith.

               (k)  (1)  Form of Administration and Accounting Services
                         Agreement, filed herewith.

                    (2)  Form of Servicing Agreement, filed herewith.

                    (3) Form of Master/Feeder Agreement between Fund and Offshore Fund, filed herewith.

               (l)  Not Applicable

               (m)  Not Applicable

               (n)  Not Applicable

               (o)  Not Applicable

               (p)  Not Applicable

               (q)  Not Applicable

               (r)  (1)  Code of Ethics, filed herewith.

                    (2)  Code of Ethics of Adviser, filed herewith.

                    (3)  Code of Ethics of the Placement Agent, filed herewith.

* Previously filed with the Registrant's Registration Statement on Form N-2 with the Securities and Exchange Commission on November 18, 2009.

ITEM 26. MARKETING ARRANGEMENTS

     Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All figures are estimates:

Accounting fees and expenses................   $      0
Legal fees and expenses.....................   $110,000
Printing and offering expenses..............   $ 20,000
Miscellaneous...............................   $      0
   Total....................................   $130,000

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

     After completion of the private offering of Interests, the Registrant expects that no person will be directly or indirectly under common control with the Registrant.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

     As of March 1, 2010, the number of record holders of each class of securities of the Registrant is shown below:

                            Number of
                              Record
Title of Class               Holders
--------------              ---------
Limited Liability Company
   Interests                    1

ITEM 30. INDEMNIFICATION

     Reference is made to Section 3.8 of Registrant's LLC Agreement, filed herewith. Registrant hereby undertakes that it will apply the indemnification provision of the LLC Agreement in a manner consistent with Release 40-11330 of the SEC under the 1940 Act, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     Information as to the members and officers of Banc of America Investment Advisors, Inc., the Master Fund's Investment Adviser, is included in its Form ADV as filed with the Commission (File No. 801-26296), and is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

     PNC Global Investment Servicing (U.S.) Inc., maintains certain required accounting related and financial books and records of the Fund at 103 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by Banc of America Investment Advisors, Inc., the Master Fund Investment Adviser, at 100 Federal Street, Boston, Massachusetts 02110.

ITEM 33. MANAGEMENT SERVICES

     Not applicable.

ITEM 34. UNDERTAKINGS

     The placement agent of the Registrant will be a broker or dealer registered as such with the SEC.

     Interests in the Offshore Fund will be the only investment securities that are held by the Registrant and, in turn, the interests issued by the Master Fund will be the only investment securities held by the Offshore Fund.

     The Offshore Fund's purchase of the Master Fund's interests will be made pursuant to an arrangement between the Offshore Fund and the Master Fund whereby the Offshore Fund is required to seek instructions from the Registrant as the sole voting shareholder of the Offshore Fund, with regard to the voting of all such proxies with respect to the Master Fund's interests that are held by the Offshore Fund and to vote such proxies only in accordance with such instructions.

     The Registrant's purchase of the Offshore Fund's shares will be made pursuant to an arrangement with the Offshore Fund, whereby the Registrant will be required to seek instructions from its Members, with regard to the voting of all proxies with respect to the Offshore Fund's shares held by the Registrant and to vote such proxies only in accordance with such instructions.

     The Offshore Fund shall refrain from substituting interests of the Master Fund unless the SEC shall have approved such substitution in the manner provided in section 26 of the 1940 Act.

     Pursuant to the requirements of the 1940 Act, the Fund has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut, on the 29th day of March, 2010.

                                        GROSVENOR REGISTERED MULTI-STRATEGY FUND
                                        (TE), LLC
                                        (Name of Registrant)


                                        By: /s/ Steven L. Suss
                                            ------------------------------------
                                            Name: Steven L. Suss
                                            Title: Authorized Person

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                        DOCUMENT DESCRIPTION
-------   --------------------------------------------------------------
(a) (2)   Limited Liability Company Agreement

(g)       Form of Management Agreement

(h)       Form of Placement Agency Agreement

(j)       Form of Custodian Services Agreement

(k) (1)   Form of Administration and Accounting Services Agreement

(k) (2)   Form of Servicing Agreement

(k) (3)   Form of Master/Feeder Agreement between Fund and Offshore Fund

(r) (1)   Code of Ethics

(r) (2)   Code of Ethics of Adviser

(r) (3)   Code of Ethics of the Placement Agent